                                                                   EXHIBIT 10.64


                            STOCK PURCHASE AGREEMENT


     This Stock Purchase Agreement (this "Agreement"), dated as of February 28, 2002, is entered into by and among Corinthian Colleges, Inc. ("Corinthian"), Rhodes Colleges, Inc., a Delaware corporation and wholly-owned subsidiary of Corinthian ("Rhodes", and, jointly and severally with Corinthian, "Buyer"), National School of Technology, Inc., a Florida corporation (the "Company"), Martin Knobel ("Mr. Knobel"), Rosa M. Iverson ("Ms. Iverson"), Dan Frazier ("Mr. Frazier"), and Arthur Ortiz ("Mr. Ortiz", and, together with Mr. Knobel, Ms. Iverson, and Mr. Frazier, the "Sellers" and, each individually, a "Seller"). Mr. Frazier, Mr. Ortiz and Ms. Iverson are sometimes collectively referred to herein as the "Key Employees", and, each individually as a "Key Employee").

                                   BACKGROUND

     A. As of the date of this Agreement, Mr. Knobel and Ms. Iverson are the sole shareholders of the Company, which, together with its wholly-owned subsidiary, Ward Stone College, Inc., a Florida Corporation ("Ward Stone"), owns, operates and administers those certain proprietary, post-secondary, vocational training schools collectively known as National School of Technology, located at (i) 16150 N.E. 17th Avenue, North Miami Beach, FL 33162, (ii) 9020 S.W. 137th Avenue, Miami, FL 33186, and (iii) 4410 W. 16th Avenue, Suite 52, Hialeah, FL 33012 (collectively, the "Schools," and, each individually, a "School").

     B. As of the date of this Agreement, the only outstanding shares of capital stock of the Company consist of thirty-nine (39) shares of common stock, par value $1.00 per share (the "Common Stock"), of which thirty-eight (38) shares of Common Stock are held by Mr. Knobel and one share of Common Stock is held by Ms. Iverson (collectively, the "Voting Shares").

     C. Pursuant to a certain existing agreement by and among the Company and the Key Employees (the "Change of Control Agreement"), each Key Employee is entitled to receive, immediately prior to the consummation of the transactions contemplated by this Agreement, a portion of the Aggregate Consideration (as such term is defined in Section 2.1 below) as set forth in the Change of Control Agreement (collectively, the "Change of Control Payments").

     D. In full satisfaction of the Company's obligations under the Change of Control Agreement to make the Change of Control Payments, the Company intends to amend its articles of incorporation to, among other things, provide for the issuance of non-voting stock, par value $0.001 per share (the "Non-Voting Stock"), and to issue to each of the Key Employees immediately prior to Closing (as such term is defined in Section 3.1 below) shares of Non-Voting Common Stock of the Company (the "Non-Voting Shares") in the amounts set forth on Schedule 1
                                                                     ----------
attached hereto.

     E. Immediately prior to the Closing (and after giving effect to the issuance of the Non-Voting Shares to the Key Employees), the issued and outstanding shares of capital stock of the Company will be as set forth on
Schedule 1-A attached hereto. The Voting Shares and the Non-voting Shares that
------------
will be issued and outstanding immediately prior to the Closing are collectively referred to as the "Shares".

     F. Buyer desires to purchase, and Sellers desire to sell, all of the issued and outstanding Shares of the Company and to enter into certain ancillary arrangements for the consideration and on the terms set forth in this Agreement.

                                    AGREEMENT

     In consideration of the mutual covenants contained in this Agreement, and, intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I
                      SALE, PURCHASE AND DELIVERY OF SHARES

     1.1 Sale and Purchase of Shares. On and subject to the terms and conditions of this Agreement, Sellers agree to sell the Shares and deliver the certificates evidencing the Shares to Rhodes at the Closing. The certificates representing the Shares will be properly endorsed for transfer to or accompanied by a duly executed stock power in favor of Rhodes and otherwise in a form acceptable for transfer on the books of the Company. Sellers will pay any stamp or documentary transfer taxes payable with respect to the transfer of the Shares to Rhodes.

                                   ARTICLE II
                                  CONSIDERATION

     2.1 Aggregate Consideration; Deposit. (A) Subject to the Post-Closing Purchase Price Adjustment set forth in Section 2.2 below, the aggregate consideration to be paid for the purchase and sale of the Shares shall be Fourteen Million, Three Hundred Thousand Dollars ($14,300,000) (hereinafter, the "Aggregate Consideration").

     (B) Buyer is, on the date hereof or within three (3) business days hereafter (time being of the essence), delivering to the Seller Representative (as such term is defined in Section 9.19 below) the sum of One Hundred Seventy-five Thousand Dollars ($175,000) as a good faith deposit securing Buyer's obligations hereunder (the "Deposit"), which Deposit shall be credited against Buyer's obligations to pay the Aggregate Consideration, and shall be allocated pro rata (as such term is defined in Section 9.19 below) among the Sellers and delivered to such Sellers by Sellers Representative following the Closing Date. Sellers' rights and obligations regarding the Deposit if the Closing fails to occur are set forth in Article IV.

     (C) Purchase Price for the Shares. The Aggregate Consideration shall be allocated pro rata (as defined in Section 9.19 below) between the Sellers based on their respective ownership of the Shares (as reflected on Schedule 1-A
                                                             ------------
hereto), subject to subsequent decrease pursuant to the Post-Closing Purchase Price Adjustment, payable as follows: (i) at the Closing, Buyer shall deliver to the Sellers Twelve Million, Four Hundred Forty-five Thousand Dollars ($12,445,000), by wire transfer or delivery of other immediately available funds (the "Closing Payment") to accounts designated by the Seller Representative; provided however, that the amounts to be delivered to each of the Key Employees
----------------
at Closing shall be reduced by an amount equal to the minimum state and federal income tax required to be withheld by the Company in connection with such Key Employees' receipt immediately prior to the Closing of the Non-Voting Shares, which shall be in amounts with respect to each such Key Employee as set forth on
Schedule 2.1(C) (collectively, the "Aggregate Withholding Amount"), and Buyer
---------------
shall cause Company to pay the Aggregate Withholding Amount to the appropriate taxing authorities no later than the Company's first scheduled withholding remittance date following the Closing and shall provide Seller Representative with written verification that such payment has been made as soon as reasonably practicable thereafter, and (ii) at the Closing, Buyer shall deposit with Wells Fargo, or any other mutually satisfactory escrow agent (the "Escrow Agent"), by wire transfer to an account designated by Escrow Agent on or before the Closing Date, One Million, Six Hundred Eighty Thousand Dollars ($1,680,000.00) (the "Deferred Payment"), which amount shall be held and distributed to the Seller Representative on behalf of the Sellers in accordance with the terms of an escrow agreement to be entered into among Buyer, Escrow Agent, Sellers and the Seller Representative, substantially in the form attached hereto as Exhibit A (the "Escrow Agreement").
                                             ---------
The Aggregate Withholding Amount shall not include the Company's (as the employer's) portion of Medicare Tax, which Buyer shall cause the Company to pay to the appropriate taxing authority and which amounts shall not be taken into account in calculating the Closing Balance Sheet or the amount of any Taxes payable by the Company with respect to periods ending on or prior to the Closing Date. In the event that Buyer succeeds in a claim for indemnification pursuant to Section 9.12(a) of this Agreement and the Escrow Agent actually delivers to Buyer cash in excess of $286,000 in satisfaction of such indemnification obligations, then Buyer shall cause the Company to promptly prepare and deliver amended forms W-2 to each of the Key Employees and the Internal Revenue Service reflecting the corresponding reduction in the value of the Non-Voting Shares delivered to each such Key Employee immediately prior to the Closing.

     (D) Escrow Agreement. At the Closing, Buyer, Escrow Agent, Sellers, and the Seller Representative shall enter into the Escrow Agreement, in substantially the form attached hereto as Exhibit A, pursuant to which Buyer shall deposit the
                            ---------
Deferred Payment with the Escrow Agent. The Deferred Payment shall be held by the Escrow Agent and distributed to the Seller Representative on behalf of the Sellers, pro rata based on the Sellers' respective ownership of the Shares, by wire transfer or delivery of other immediately available funds, as follows: (A) within three (3) business days following the final determination of the Post-Closing Purchase Price Adjustment in accordance with Section 2.2 (the date of such payment will hereinafter be referred to as the "Second Payment Date") an amount of cash equal to (x) Two Hundred and Fifty Thousand Dollars ($250,000) minus, if applicable, (y) the amount of any Post-Closing Purchase Price
--------------------
Adjustment which results in a reduction to the Aggregate Consideration (such amount hereinafter defined as the "Second Payment Amount"), and (B) on August 31, 2003 (or on such later date as the amount of Sellers' indemnification obligations to Buyer have been definitively determined pursuant to the requirements of Sections 9.12 and 9.14, hereinafter the "Third Payment Date"), an amount of cash equal to (x) One Million, Four Hundred and Thirty Thousand Dollars ($1,430,000) minus (y) the amount of any of Buyer's Losses determined in
                     -----
accordance with Sections 9.12 and 9.14 that remain unpaid as of such time. Sellers, on the one hand, and Buyer, on the other hand, shall each be responsible for fifty percent (50%) of the fees and costs for the administration of the Escrow Agreement by the Escrow Agent. Notwithstanding anything herein to the contrary, neither Buyer nor the Escrow Agent shall be required to pay any portion of the Deferred Payment until any and all disputes pursuant to Sections
2.2 and 2.3 are resolved.

     2.2 Post-Closing Purchase Price Adjustment. (A) Sellers agree that immediately following the Closing on the Closing Date the Company's financial condition shall meet an "Acid Test Ratio" (as defined below) of at least 1.0:1 and "Tangible Net Equity" (as defined below) of at least $1.00, in each case calculated in accordance with GAAP, applied on a basis consistent with the Company's historical accounting practices (but excluding the direct or indirect effects, if any, on such financial requirements and ratios, including without limitation the Acid Test Ratio and the Tangible Net Equity, of all accounting entries and transactions relating to the Company's issuance immediately prior to the Closing of the Non-Voting Shares to the Key Employees). Such amounts shall be determined and such requirements and ratios calculated based upon the Closing Balance Sheet described in Section 2.3. If the Company's Tangible Net Equity immediately following the Closing on the Closing Date is less than $1.00, and/or
(ii) the Company's Acid Test Ratio immediately following the Closing on the Closing Date is less than 1.0:1, then the Aggregate Consideration shall be reduced, dollar-for-dollar, by an amount equal to the smallest amount of cash which would be required to bring both such requirements into compliance with the
                                 ----
Tangible Net Equity and Acid Test Ratio targets set forth in this Section 2.2.

     (B) The sum of any reductions in the Aggregate Consideration under subsection (A) of this Section 2.2 is referred to herein as the "Post-Closing Purchase Price Adjustment." If the Post-

Closing Purchase Price Adjustment results in a decrease in the Aggregate Consideration of less than Two Hundred and Fifty Thousand Dollars ($250,000), the Escrow Agent shall, within five (5) business days of the final determination of such Post-Closing Purchase Price Adjustment, pay to Buyer an amount of cash equal to the Post-Closing Purchase Price Adjustment, by wire transfer or delivery of other immediately available funds, and shall, at the same time, pay the Second Payment Amount to the Seller Representative in the manner set forth in Section 2.1(D). If the Post-Closing Purchase Price Adjustment results in a decrease in the Aggregate Consideration of more than Two Hundred and Fifty Thousand Dollars ($250,000), the Escrow Agent shall, within five (5) business days of the final determination of such Post-Closing Purchase Price Adjustment, pay to Buyer the sum of Two Hundred and Fifty Thousand Dollars ($250,000) and the Sellers shall, within ten (10) business days of the final determination of such Post-Closing Purchase Price Adjustment, pay to Buyer, based on the Sellers' pro rata (as defined in Section 9.19 below) ownership of the Shares prior to the Closing, an amount of cash equal to the amount by which the Post-Closing Purchase Price Adjustment exceeds Two Hundred and Fifty Thousand Dollars ($250,000), by wire transfer or delivery of other immediately available funds to accounts as directed by the Buyer.

     (C) Attached to this Agreement as Schedule 5.11(A) is an audited
                                       ----------------
Consolidated Balance Sheet of the Company dated as of June 30, 2001 (the "6/30/01 Balance Sheet"). The Company's Tangible Net Equity and the Acid Test Ratio shall be calculated and adjusted in accordance with the procedures established for determining the Closing Balance Sheet in Section 2.3 and shall reflect accounts and entries consistent with the accounting methodology and procedures used for establishing the 6/30/01 Balance Sheet; provided, however,
                                                            -----------------
that the Closing Balance Sheet shall exclude the direct and indirect effects, if any, of all accounting entries and transactions relating to the Company's issuance immediately prior to the Closing of the Non-Voting Shares to the Key Employees. For purposes of this Agreement, "Tangible Net Equity" shall mean (A) the sum of all Assets of the Company reflected on the Closing Balance Sheet except (i) advances to stockholders (which the Company intends to forgive and
------
reflect as compensation prior to the Closing), and (ii) vehicles, minus (B) all liabilities of the Company reflected on the Closing Balance Sheet. For purposes of this Agreement, "Acid Test Ratio" shall mean the sum of (A) cash and cash equivalents (including restricted cash used to secure letters of credit), student receivables, net of allowance for doubtful accounts, and the current portion of institutional loans, net of allowance for doubtful accounts, divided by the sum of (B) all accounts payable, refunds payable, accrued payroll and payroll taxes, the current portion of deferred rent, the current portion notes payable, the current portion of capital lease, all deferred income taxes except such deferred taxes related to "deferred initial direct costs", and unearned tuition income.

     2.3. Post-Closing Audit; Determination of Closing Balance Sheet. (A) Within five (5) business days of the Closing Date, the Seller Representative shall deliver to Buyer true and correct copies of all financial books and records of the Company necessary for Buyer to prepare a balance sheet of the Company dated as of the Closing Date. Within thirty (30) business days after receipt of such books and records from the Seller Representative, Buyer shall prepare (in accordance with the procedures set forth in Section 2.3(B) below), have audited, and deliver to the Seller Representative a balance sheet dated as of the Closing Date (the "Closing Balance Sheet"), from which Buyer shall compute the Tangible Net Equity of the Company and the Company's Acid Test Ratio as of the Closing Date (which computations shall be set forth on, or attached to, the Closing Balance Sheet). As set forth elsewhere in this Agreement, the Closing Balance Sheet (and the related computation of Tangible Net Equity and the Acid Test Ratio) shall be determined by excluding, and not giving effect to, the direct or indirect effects, if any, on the Closing Balance Sheet (and the related computation of Tangible Net Equity and the Company's Acid Test Ratio) of all accounting entries and transactions relating to the Company's issuance immediately prior to Closing of the Nonvoting Shares to the Key Employees.

     (B) The Closing Balance Sheet shall be prepared in accordance with generally accepted accounting principles ("GAAP"), applied on a basis consistent with the Company's past practices (including, without limitation, those set forth on Schedule 2.3(B) attached hereto), and audited by Almich & Associates
         ---------------
("Almich") in accordance with Generally Accepted Government Auditing Standards ("GAGAS"); provided, however, that the direct or indirect effects, if any, of
           -----------------
all accounting entries and transactions relating to the Company's issuance immediately prior to the Closing of the Non-Voting Shares to the Key Employees shall not be reflected on the Closing Balance Sheet, the Tangible Net Equity computation, or the Acid Test Ratio computation. Upon receipt of the Closing Balance Sheet prepared by Buyer, the Seller Representative shall have thirty
(30) business days in which to review it and either accept it or identify objections to it by written notice to Buyer. If, within thirty (30) business days following receipt of the Closing Balance Sheet to the Seller Representative, the Seller Representative has not given notice to Buyer of objections to the Closing Balance Sheet (or the related computation of Tangible Net Equity or the Company's Acid Test Ratio) (such notice be in writing and must contain a statement of the basis of the Seller Representative's objections in reasonable detail), then the calculation of Tangible Net Equity of the Company and the Company's Acid Test Ratio as determined from the Closing Balance Sheet shall be used in computing the Post-Closing Purchase Price Adjustment, if any. If exceptions or objections are noted by the Seller Representative, Buyer, the Seller Representative, and their respective accountants, shall meet to resolve the dispute. If such dispute has not been fully resolved within fifteen (15) business days after the Seller Representative gives notice of an objection, then the issues remaining in dispute shall be submitted to one of the "Big Five" accounting firms with which neither the Company, the Sellers nor the Buyer has a prior relationship (the "Accountants") for resolution. If the issues are submitted to the Accountants for resolution: (i) Buyer and the Seller Representative will furnish to the Accountants such work papers and other documents and information relating to the disputed issues as the Accountants may reasonably request and are available to such party (or its accountants), and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants; (ii) the determination by the Accountants, as set forth in a written notice delivered to the parties within fifteen (15) business days following submission of the dispute to the Accountants, will be binding and conclusive on the parties; and (iii) Buyer, on the one hand, and Sellers, on the other hand, will each bear 50% of the fees of the Accountants for such determination; provided however, that if either the Buyer, on the on hand, or the Seller Representative, on the other hand, is determined by the Accountants (which determination must be made if requested by either Buyer or the Seller Representative) to be the substantially prevailing party (based on the difference between the position of such party as initially submitted to the Accountants and the Accountants' ultimate determination), then the losing party shall bear the substantially prevailing party's portion of the Accountants' fees (and shall promptly reimburse the substantially prevailing party for any such fees previously paid). The Tangible Net Equity of the Company and the Company's Acid Test Ratio for all purposes of this Agreement shall be as determined in accordance with this Section 2.3.

                                   ARTICLE III
                                     CLOSING

     3.1 Closing. Consummation of the purchase and sale of the Shares contemplated hereby is referred to herein as the "Closing," and the date on which the Closing takes place is referred to herein as the "Closing Date." The Closing shall take place, as soon as practicable following satisfaction or waiver of all conditions precedent to the parties' obligations (other than conditions with respect to actions the parties will take at the Closing itself), at the offices of Kirkpatrick & Lockhart LLP, Miami Center, 201 South Biscayne Boulevard, 20th Floor, Miami, Florida 33131-2399, or by facsimile (to be followed by delivery of originals by overnight courier of national reputation on the day after the Closing). The Closing shall be effective at 3:01 a.m. Eastern Time on the Closing Date.

     3.2 Deliveries by Sellers at Closing. Unless Buyer has waived the delivery of such item as a condition to Closing pursuant to Section 8.1, at the Closing, Sellers shall deliver or cause to be delivered to Buyer (unless previously delivered to Buyer and Buyer has acknowledged receipt thereof) the following:

          (1) certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers) for transfer to Buyer;

          (2) certified resolutions of the Company's Board of Directors, (i) authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, and (ii) declaring the Company's 401(k) Retirement Plan terminated as of a date prior to the Closing Date;

          (3) a release of the Company from all liabilities to Sellers and the Key Employees in substantially the form attached hereto as Exhibit B
                                                                ---------
     (including, without limitation, a release by the Key Employees of all liabilities of the Company to such Key Employees under the Change of Control Agreements and with respect to any other employment agreements and/or severance obligations entered into between the Company and the Sellers and Key Employees prior to the Closing Date).

          (4) a certificate signed by each of the Sellers and the President and the Chief Financial Officer of the Company, or such other officer reasonably acceptable to Buyer, certifying (i) as to the representations, warranties and covenants of Sellers and the Company made herein as provided in Sections 8.1(1) and 8.1(3), and (ii) as to the absence of a material adverse change in the condition, business or operations of the Company or any of the Schools, taken as a whole, as required by Section 8.1(2);

          (5) duly executed estoppel certificates (or other evidence reasonably acceptable to Buyer that the leases are in full force and effect and neither the Company nor the lessor is in breach or default of any lease as of the Closing Date) and consents to assignment of lease (if a consent to assignment is required by the terms of the lease document in connection with the sale of the Shares to Buyer) for each of the Facilities (as such term is defined below);

          (6) resignation letters of the members of the Board of Directors and the officers of the Company appointed before the Closing Date, in form and substance reasonably satisfactory to Buyer, effective as of the Closing Date;

          (7) a Non-Competition Agreement in substantially the form of Exhibit C
                                                                       ---------
     hereto (the "Non-Competition Agreement"), executed by each of Mr. Knobel and Ms. Iverson;

          (8) any third party consents listed on Schedule 5.9(A) (other than the
                                                 ---------------
     release for the Citicorp equipment lease, which the Company shall reasonably attempt to obtain, but which shall not be a condition to closing) (which consents are required in connection with the sale of the Shares to Rhodes);

          (9) a legal opinion from counsel for the Company substantially in the form of Exhibit D attached hereto;
             ---------

          (10) (A) a full and complete release (in form reasonably satisfactory to Buyer) of, or executed termination statements with respect to, all liens listed on Schedule 5.8(B)(2) against the property or assets of the Company
               ------------------
     and (B) satisfactory evidence from Sellers that all long term debt of the Company (as defined by GAAP) and all of the Notes Payable described on "Note 4-Notes Payable" in notes to the 6/30/01 Balance Sheet (or which would, as of the Closing Date, be required under GAAP to be disclosed on a similar footnote to the Closing Date Balance Sheet) (other than (i) the SBA Loan, which shall remain an obligation of the Company, in a total principal amount of no more than $218,000 as of the Closing Date, and (ii) all operating and capital leases of the Company for equipment listed on
     Schedule 5.8(B) that are not also listed on Schedule 5.8(B)(2)) has been repaid prior to the Closing Date, whether or not any liens with respect to such long term debt are listed on Schedule 5.8(B)(2);
                                       ------------------

          (11) a release by all creditors of the Sellers of any guarantees by the Company of Sellers' debts or obligations to such creditors;

          (12) assignment and assumption agreements between the Company, on the one hand, and applicable Sellers, on the other hand, of all lease agreements for automobiles leased by the Company for the benefit of such Sellers, together with either (A) consents to such assignments and releases of the Company of all obligations under such leases executed by the lessors for such automobiles, or (B)(i) one or more letter(s) of credit in favor of the Company covering the present value of all future cash payments required to be made on the leases (or satisfactory evidence that all cash payments required to be made on such leases through the terms thereof have been made) and insurance policies for such automobiles, and (ii) reasonably satisfactory evidence of current insurance for all such automobiles showing the Company as an additional named insured, with reasonably acceptable levels of coverage on each such automobile for first party and third party claims;

          (13) an Employment Agreement in substantially the form of Exhibit E hereto (the "Employment Agreement") executed by each of Mr. Ortiz and Mr. Frazier;

          (14) any other documents reasonably requested by Buyer and its counsel to effectuate the transactions contemplated hereby;

          (15) the Escrow Agreement, duly executed by each of the Sellers and the Escrow Agent in substantially the form attached hereto as Exhibit A
                                                                   ---------
     (with such changes or modifications as are mutually agreed to by the parties or requested or required by Escrow Agent); and

          (16) all books and records of the Company (including, without limitation, corporate articles, bylaws, minutes and other actions taken) the delivery of which may be accomplished by Sellers delivering a certificate to Buyer that such documents remain on the property of the Company and shall remain there following the Closing Date.

     3.3 Deliveries by Buyer at Closing. at the Closing, unless the Seller Representative shall have waived the delivery of such item as a condition to Closing pursuant to Section 8.2, Corinthian or Rhodes shall deliver or cause to be delivered to Sellers or the Escrow Agent, as applicable, the following (unless previously delivered to Sellers and Sellers have acknowledged receipt thereof):

          (1) the Closing Payment to the Sellers (less the Aggregate Withholding Amount);

          (2) the Deferred Payment to the Escrow Agent;

          (3) certified resolutions of the Board of Directors of Corinthian and Rhodes authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein;

          (4) a certificate signed by each of the President and Chief Financial Officer of each of Corinthian and Rhodes, or such other officer reasonably acceptable to the Seller Representative, certifying as to the representations, warranties and covenants of Buyer as provided in Sections 8.2(1) and 8.2(2);

          (5) duly executed countersignatures for each Non-Competition Agreement executed by each of Mr. Knobel and Ms. Iverson;

          (6) duly executed countersignatures for each Employment Agreement executed by each of Mr. Ortiz and Mr. Frazier;

          (7) the Escrow Agreement, duly executed by each of the Buyer and the Escrow Agent in substantially the form attached hereto as Exhibit A (with
                                                               ---------
     such changes or modifications as are mutually agreed to by the parties or requested or required by Escrow Agent); and

          (8) any other documents reasonably requested by Sellers and the Company's counsel to effectuate the transactions contemplated hereby.

                                   ARTICLE IV
                                   TERMINATION

     4.1 Termination. This Agreement may be terminated only as follows and in each case only by written notice:

          (1) prior to the Closing, at any time by mutual written consent of the Company, the Seller Representative and Buyer;

          (2) prior to the Closing, (A) by Buyer if Sellers or the Company shall be in breach of any covenant, undertaking, representation or warranty contained herein, which breach either (a) materially misrepresents the business, operations or financial condition of the Company as of the date hereof, (b) causes a material adverse change in the business, operations or financial condition of the Company or the Schools, or (c) prohibits the satisfaction of a condition to the Closing, and such breach continues for fifteen (15) business days after written notice of the same to the breaching party, or (B) by the Seller Representative, if Buyer shall be in breach of any covenant, undertaking, representation or warranty contained herein, which breach prohibits the satisfaction of a condition to the Closing, and such breach continues for fifteen (15) business days after written notice of the same to Buyer;

          (3) prior to the Closing, by Buyer if the United States Department of Education (the "DOE"), the State of Florida or any of its agencies, any applicable regulatory body, any guaranty agency or any accreditation agency which provides accreditation for any of the Schools determines that the Company or the Schools, or any of the Schools' material programs, will not be certified as eligible to receive funds administered under Title IV of the Higher Education Act of 1965, as amended (hereinafter, "Title IV");

          (4) prior to the Closing, by Buyer if, based on the DOE pre-review of the application for certification and provisional extension of certification, Buyer reasonably determines that the Schools will be unable to obtain certification by the DOE subsequent to the Closing Date at any time, in a timely matter, or without being subject to material adverse conditions; and

          (5) if the Closing has not occurred on or before May 1, 2002, by Sellers or Buyer, by notice to all other parties, at any time thereafter and before the Closing; provided, however, that no party shall be entitled
                             -----------------
     to terminate this Agreement pursuant to this Section 4.1(5) if such party's breach of this Agreement has prevented the consummation of the transactions contemplated hereby.

     4.2 Effect of Termination. In the event of termination of this Agreement by Buyer or the Seller Representative in accordance with the applicable provisions above, this Agreement shall forthwith terminate upon notice thereof duly given in accordance with the provisions hereof, and there shall be no liability of any nature on the part of either Buyer, the Company, or Sellers (or, if applicable, their respective officers or directors) to the other, except for liabilities arising from a breach of this Agreement prior to such termination; provided,
                                                                   --------
however, that Sellers' and the Company's obligations under the last sentence of
-------
Section 5.20 shall survive the termination of this Agreement; and provided
                                                                  --------
further, however, that the maximum amount of damages for which Sellers, on the
----------------
one hand, or Buyer, on the other hand, shall be liable for breach of this Agreement prior to termination shall be One Hundred Seventy-Five Thousand Dollars ($175,000.00) (inclusive of the forfeiture of the Deposit by Buyer if Sellers are entitled to keep the Deposit pursuant to the final sentence of this
Section 4.2). Notwithstanding the foregoing, in the event of a termination of this Agreement, no party shall be liable to any other party for any special, punitive, or exemplary damages. Upon the termination of this Agreement, the Sellers Representative shall return the Deposit to Corinthian within five (5) business days; provided, however, that if Sellers Representative terminates this
               -----------------
Agreement pursuant to either (A) Section 4.1(2)(B) following Buyer's material breach of this Agreement, or (B) Section 4.1(5) following the failure of the Closing to occur on or before May 1, 2002 which failure was caused exclusively by the failure to occur of a condition to Closing which was solely in the control of Buyer, then Sellers Representative shall be entitled to keep the Deposit and distribute the same among the Sellers, pro rata.

                                    ARTICLE V
            REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SELLERS

     As a material inducement to Buyer to enter into this Agreement, Sellers and the Company, jointly and severally, (except with respect to representations and warranties that by their terms relate to an individual Seller, in which case such representation or warranty shall be deemed to have been made severally by such individual Seller) hereby make the following representations and warranties
(a) as of the date hereof and (b) as of the Closing Date. For purposes of the representations and warranties set forth in this Article V, the term "Company" shall include, as applicable, the Company's wholly-owned subsidiary Ward Stone.

     5.1 Organization and Corporate Power. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Florida, the jurisdiction in which it is incorporated. The Company has full corporate power and authority to own and operate its properties, to carry on its business as now conducted, to enter into this Agreement and to consummate the transactions contemplated hereunder. The Company is duly qualified to do business in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the financial condition of the Company taken as a whole. True and correct copies of the Company's articles of incorporation and bylaws have been furnished to Buyer and reflect all amendments made thereto at any time prior to the date of this Agreement. Any changes or amendments which are proposed to be made to such articles of incorporation and bylaws of the Company following the date hereof, up to and including the Closing Date, shall be approved in writing by Buyer prior to such amendment or change.

     5.2 Capacity; Authorization; Binding Effect. The Company and each of the Sellers have the power, legal capacity and authority to execute, deliver and perform this Agreement and each other document being executed in connection herewith to which he, she or it is a party. The Sellers have the power, legal capacity and authority to transfer, convey and deliver the Shares, free and clear of all liens, claims, encumbrances, options, rights and restrictions. All corporate and other proceedings required to be taken by or on the part of the Company, including all action required to be taken by the directors or shareholders of the Company, to authorize the Company to enter into and carry out this Agreement and the related documents contemplated herein, have been duly and properly taken. This Agreement has been, and each of the related documents will be at Closing, duly executed and delivered by Sellers and the Company and constitute, or will when delivered constitute, the valid and binding obligations of the Company and Sellers, enforceable against such parties in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

     5.3 Ownership of Schools. The Schools are owned and operated by the Company (including, as applicable, Ward Stone) directly, and no other Person has any ownership interest in the Schools. No other Person has any right, option, subscription or other arrangement to purchase or otherwise acquire any interest in the Schools or the Company. For purposes of this Agreement, the term "Person" shall include any individual, corporation, partnership, joint venture, trust, unincorporated association or government or any agency or political subdivisions thereof.

     5.4 No Conflicts. Assuming the receipt of all consents, approvals, authorizations, and other actions described in the Schedules hereto, including, without limitation, Schedule 5.4, have been obtained and all filings and
                    ------------
notifications identified in the schedules hereto have been made, the execution, delivery and performance of this Agreement and each other document being executed by the Sellers, the Key Employees and the Company in connection herewith, and the consummation by Sellers and the Company of the transactions contemplated hereby and thereby will not: (a) violate, in any material respect, any provisions of law applicable to Sellers or the Company; (b) with or without the giving of notice or the passage of time, or both, contravene any provision of the articles of incorporation or bylaws of the Company, or any material instrument, license, agreement or commitment to which Sellers or the Company is a party or by which any of its or their assets or properties is bound; (c) constitute a violation of any order, judgment or decree to which Sellers or the Company is a party or by which any of the Company's assets or properties is bound; or (d) require any approval of, or filing or registration with, any governmental entity or regulatory authority other than those set forth or described on Schedule 5.4 or Schedule 6.3 attached hereto.
             ------------    ------------

     5.5 Compliance with Laws; Licenses and Permits. Except as disclosed in
Schedule 5.5, the Company is not in violation, in any material respect, of any
------------
applicable law, regulation or requirement of any governmental authority and neither the Company nor Sellers have received written notice of any such violation. The Company currently maintains all licenses, accreditations, certificates, permits, consents, authorizations and other governmental or regulatory approvals (the "Licenses and Permits") necessary for the Company to conduct the business and operations of the Schools as presently being conducted, including, without limitation, all requisite approvals for the educational and training programs currently offered from the Schools' institutional accrediting agency and the State of Florida. Each program offered by the Schools is an eligible program in compliance with the requirements of 34 C.F.R. (S) 668.8. The Company has duly filed all reports and returns required to be filed by it with respect to the Schools with governmental authorities and accrediting bodies and complied, in all material respects, with all stipulations, conditions or other requirements that they have imposed. The Licenses and Permits for the Schools are in full force and effect, and no proceedings for the suspension or cancellation of any of them is pending or threatened in writing. No application made by the Company for any Licenses and Permits during the last five years has been denied. Schedule 5.5(A) attached hereto is a true, correct and complete
             ---------------
list of all Licenses and Permits held by the Company with respect to the Schools and the governmental authority or accrediting body granting such Licenses and Permits. The Company has delivered or made available to Buyer true and correct copies of all such Licenses and Permits. The Company has received no written notice that any of the Licenses and Permits will not be renewed and, to Sellers' knowledge, there is no reasonable basis for nonrenewal. The Schools are accredited as set forth on Schedule 5.5(B) attached hereto, are certified by the DOE as an eligible institution under Title IV and are parties to, and in material compliance with, valid program participation agreements with the DOE with respect to the Schools' respective operations, and are authorized by the State of Florida to operate for-profit postsecondary educational institutions. The Company has not received any written notice, not previously complied with or disclosed on Schedule 5.5(C) attached hereto, in respect of any alleged
             ---------------
violation of the rules or regulations of the DOE, any state licensing body, or any applicable accrediting body in respect of the Schools, including sales and marketing activities, or the terms of any program participation agreement to which it is or was a party. If any such notices have been received and complied with, the Company has disclosed in writing their receipt and disposition to Buyer prior to the execution of this Agreement. Other than as set forth on
Schedule 5.5(C) attached hereto, Sellers have no knowledge of any investigation
---------------
or review of the Company's student financial aid programs or any review of any School's state license accreditation by any Person. For purposes of this Agreement, an individual will be deemed to have "knowledge" of a particular fact or matter if (A) such individual is actually aware of such fact or matter, or
(B) a prudent individual would reasonably be expected to become aware of such fact or other matter in the ordinary course of business or in the discharge of his or her duties (which discharge includes, without limitation, a reasonable investigation in connection with the preparation of this Agreement).

     5.6 Recruitment; Admissions Procedures; Attendance; Reports; Placement.
Schedule 5.6(A) attached hereto is a complete list of all material policy
---------------
manuals and other statements of procedures or instruction relating to recruitment of students for the Schools, including, if applicable, (a) procedures for assisting in the application by prospective students for direct or indirect state or federal financial assistance; (b) admissions procedures, including any descriptions of procedures for insuring compliance with state or federal or other appropriate standards or tests of eligibility; and (c) procedures for encouraging and verifying attendance, minimum required attendance policies, and other relevant criteria relating to course completion and certification (collectively, the "Policy Guidelines"). Schedule 5.6(B) attached
                                                       ---------------
hereto sets forth a list of the Policy Guidelines with respect to those students continuing in the Schools after the Closing Date (the "Disclosed Guidelines"). The Company has delivered or made available to Buyer true, correct and complete copies of all Policy Guidelines, Disclosed Guidelines and all documents and other information that are routinely disseminated to students or prospective students. The Company's operations with respect to the Schools have been conducted in all material respects in accordance with the Policy Guidelines and all relevant standards imposed by applicable accrediting bodies, agencies administering state or federal governmental programs in which the Company participates, and other applicable laws or regulations.

     The Company has submitted all reports, audits, and other information, whether periodic in nature or pursuant to specific requests, including, without limitation, all annual compliance audits and audited financial statements, for the Schools to all agencies or other entities with which such filings are required relating to its compliance with (i) applicable accreditation standards governing its activities and (ii) laws or regulations governing programs pursuant to which the Schools or its students receive funding. Materially complete and accurate records for all present and past students attending the Schools have been maintained consistent with the operations of a school business. All forms and records with respect to the Schools have been prepared, completed, maintained and filed in all material respects in accordance with all applicable federal and state laws and regulations, and are true and correct; provided however, that the Company has, where reasonable and customary, accepted
-------- -------
as true facts and data provided by third parties. All financial aid grants and loans, disbursements, refunds and record keeping relating thereto have been completed in material compliance with all applicable federal and state requirements, and there are no deficiencies in respect thereto. The Schools and the Company have complied with the legal requirements that no student at the Schools be funded prior to the date for which such student was eligible for funding, and the Schools and the Company have made all legally required refunds of monies with respect to students who have withdrawn from the Schools in a timely manner, except for any refunds not made in a timely manner as would not have a material adverse impact on the Company. The records of each student, including placement records, at the Schools conform in form and substance to all relevant regulatory requirements. Schedule 5.6(C) attached hereto sets forth the
                                  ---------------
placement statistics of each material program of study offered by the Company, as calculated in accordance with applicable accrediting agency guidelines, for each of the Company's past two completed fiscal years.

     5.7 Cohort Default Rate. Schedule 5.7 attached hereto sets forth the cohort
                              ------------
default rate for the Schools, calculated in the manner prescribed by the DOE as of the date such calculations were most recently made by, or reported to, the DOE, of all students attending the Schools receiving assistance pursuant to Title IV programs for the fiscal years 1993 through 1999, and the preliminary cohort default rates for fiscal year 2000. Such schedule is correct and accurate.

     5.8 Title to and Condition of the Company's Assets.

         5.8.1 Leased Facilities. The leased facilities identified on Schedule
                                                                      --------
5.8(A) (the "Facilities") constitute the only real property used in connection
------
with the operation of the Schools by the Company.

         5.8.2 Laws and Regulations; Records. All of the Company's operations with respect to the Schools are conducted at the Facilities, and all of the tangible assets and records relating to intangible assets of the Schools are located at the Facilities. Other than as set forth in the leases relating to the Facilities, the Company is not under any contractual or other legal obligation, and has not entered into any commitment, to make capital improvements or alterations to the Facilities. To the knowledge of the Company, the Facilities are not subject to any zoning ordinance or other restrictions which would prohibit the use and enjoyment of the Facilities in the manner in which the Facilities are currently used and the Facilities are not subject to any condemnation proceedings. Each Facility and the Company's use thereof, including the construction of all tenant improvements therein, is in material compliance with all applicable laws, including, without limitation, the Americans with Disabilities Act.

         5.8.3 Title. The Company owns outright, and has good and marketable title to, all of the assets used in the operation of the Schools, free and clear of all liens, claims and encumbrances, options, rights, and restrictions, except
(a) those set forth on Schedule 5.8(B), (b) mechanics, carriers, workmen's,
                       ---------------
repairmen's, or other like liens, or (c) liens for taxes, assessments, governmental charges or claims that are not yet delinquent (collectively, "Permitted Liens"). Schedule 5.8(B)(2) sets forth all liens of the Company that
                    ------------------
shall be released as of the Closing Date in order to satisfy the delivery requirements of Sellers and the Key Employees as set forth in Section 3.2(10). All leases for tangible personal property used by the Company in connection with the operation of the Schools are (i) valid and in full force and effect, (ii) are enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and (iii) will remain in full force and effect notwithstanding the sale of the Shares and the transfer thereof to Buyer following the Closing, except as otherwise set forth on Schedule 5.8(B). Neither
                                                        ---------------
the Company nor, to the knowledge of the Company, any of the other parties thereto is in default under any such lease, and to the knowledge of the Company, no event, act or omission has occurred which (with or without notice, the passage of time or the happening or occurrence of any other event) would result in a default thereunder.

         5.8.4 Condition of Assets. The tangible assets and properties of the Schools which are owned or leased by the Company and used in connection with the operation of the Schools are in good operating condition, order and repair, reasonable wear and tear excepted, useable in the ordinary course of business consistent with past practice and are sufficient and adequate for all current operations. The Company has not received written notice of any violation of or default under any law, ordinance, order, regulation or requirement relating to any of the assets of the Company which remains uncured or has not been resolved.

         5.8.5 Title; Condition and Quality of the Curriculum. The Company owns outright, and has good and marketable title to, the Curriculum of the Schools, free and clear of all encumbrances, other than Permitted Liens, and the execution and performance of this Agreement will have no effect on the Company's ownership of the Curriculum. No employee (including the Key Employees) or Affiliate of the Company or any of Sellers or any other Person owns or has any interest, directly or indirectly, in any part of the Curriculum. The Company does not use any part of the Curriculum by consent of any other Person and is not required to and does not make any payments to others with respect thereto. No component of the Curriculum infringes or violates any copyright, patent, trade secret, trademark, service mark, registration or other proprietary right of any other Person, and Sellers' and the Company's past and current use of any part of the Curriculum does not infringe upon or violate any such right. The term "Curriculum," as used in this Agreement, means the curriculum used in the educational programs of the Schools in the form of computer programs, slide shows, texts, films, videos or any other form or media, including, without limitation, the following items: (1) course objectives, (2) lesson plans, (3) exams, (4) class materials (including interactive or computer-aided materials),
(5) faculty notes, (6) course handouts, (7) diagrams, (8) syllabi, (9) sample externship and placement materials, (10) clinical checklists, (11) course and faculty evaluation materials, (12) policy and procedure manuals, and (13) other related materials. The Curriculum shall also include, without limitation, (a) all copyrights, copyright applications, copyright registrations and trade secrets relating to the above-listed items and (b) Revisions. The term "Revisions," as used in this Agreement, means all periodic updates or revisions to the Curriculum as developed or used by the Company during its period of operation of the Schools through the Closing Date.

     5.9 Material Contracts. Schedule 5.9 attached hereto lists each written
                             ------------
contract of the Company (the "Material Contracts") relating to the Schools or to which any of the Company's assets is subject or bound that individually, or together as a series of related contracts involving the same party or parties, or the successors to such party or parties: (a) obligates the Company or its Affiliates to pay an amount of $20,000 or more in any calendar year, (b) has an unexpired term as of the date of this Agreement in excess of one year and which obligates the Company or its affiliates to pay an amount of

$10,000 or more in any calendar year, (c) was not entered into by the Company in the ordinary course of business, (d) is a severance agreement or employment contract between any employee, agent or officer of the Company and the Company, or (e) is in any way otherwise material to the operations of the Company. Each Material Contract is valid and binding on the Company, and, to the knowledge of the Sellers, the other parties thereto, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally. The Company has duly performed all its obligations under the Material Contracts to the extent that such obligations to perform have accrued. Neither the Company nor Sellers have received written notice of any alleged breach or default by the Company of any Material Contract, and Sellers have no knowledge of any event which would (with the passage of time, notice or both) constitute a breach or default by the Company or any other party or obligor with respect to any Material Contract. True and correct copies of the Material Contracts, including all amendments and supplements thereto, have been delivered or made available to Buyer or are attached to Schedule 5.9. Each of the Material Contracts is (i) enforceable in
            ------------
accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and (ii) will remain in full force and effect notwithstanding the sale of the Shares and the transfer thereof to Buyer following the Closing (except to the extent that such Material Contracts may require the consent of a counterparty prior to Closing, in which case the nature of the required consent is set forth on Schedule 5.9(A)). For
                                                        ----------------
purposes of this Agreement, the term "Affiliate" of any Person means any other Person who directly or indirectly controls, is controlled by, or is under common control with such Person.

     5.10 Tradenames; Confidential Information. All tradenames, trademarks or service marks and all forms, derivatives and graphic presentations thereof of the Company having any material value to the operation of the Company or the Schools are identified on Schedule 5.10 attached hereto (collectively, the
                          -------------
"Tradenames"). The Company has the right to the use of each Tradename as an assumed business name in connection with the business of the Company as presently conducted in the State of Florida, and Schedule 5.10 lists all
                                                 -------------
registrations of each Tradename as a trademark, servicemark or assumed name. The Company has not licensed any other Person to use any Tradename. The Company has not been sued or threatened in writing with suit for infringement, violation or breach with respect to any Tradename, and, to the knowledge of Sellers, no basis exists for any such suit. Except as disclosed on Schedule 5.10, the Company has
                                                 -------------
not received written notice of any infringement, violation or breach of the Tradename by any other Person. The Company has the right to use and license, free and clear of any material claims or rights of any third party, all trade secrets, customer lists, know-how, curricula and any other confidential information required for or used in the operation of the Schools. The Company is not in any way making any unlawful or wrongful use of any trade secrets, customer lists, know-how, curricula or any other confidential information of any third party, including, without limitation, any former employer of any present or past employee of the Company in connection with the operation of the Schools.

     5.11 Financial Statements; Indebtedness. Attached hereto as Schedule
                                                                 --------
5.11(A) are the following consolidated financial statements of the Company
-------
(including, on a consolidated basis, Ward Stone and all other subsidiaries of the Company): (a) audited Balance Sheets at June 30, 2001, 2000 and 1999 and related audited Statements of Operations and Statements of Cash Flows for the years ended June 30, 2001, 2000 and 1999 (including consolidating schedules containing corresponding Statements of Assets and Liabilities and Statements of Revenue and Expenses of the Schools in the form appropriate for filing with the
DOE), and (b) an unaudited Balance Sheet at December 31, 2001 and an unaudited Statement of Income for the six months ended December 31, 2001 (collectively, the "Financial Statements"). The basis of presentation of the Financial Statements of the Company and each of the Schools is disclosed on Schedule
                                                                  --------
5.11(B) attached hereto or in the notes to the Financial
-------

Statements. Except as disclosed on Schedule 5.11(B), the Balance Sheets
                                   ----------------
(including the notes thereto) included in the Financial Statements present fairly in accordance with GAAP applied on a consistent basis throughout the periods covered thereby the assets and liabilities of the Company as of the respective dates thereof, and the related Statements of Revenue and Expenses (including the notes thereto) present fairly in accordance with GAAP applied on a consistent basis throughout the periods covered thereby the results of operations of the Company for the respective periods covered thereby; provided,
                                                                      --------
however, that any unaudited statements are subject to year-end adjustments and
-------
lack footnotes and other presentation items. The Financial Statements have been prepared from and in accordance with the books and records of the Company in a manner consistent with the Company's standard internal accounting practices, consistently applied. Except as disclosed on Schedule 5.11(B), the Company has
                                             ----------------
maintained the books and records of the Company and the Schools in accordance with applicable laws, rules and regulations and with GAAP and GAGAS, and such books and records are, and during the periods covered by the Financial Statements were, materially correct and complete, fairly reflecting the income, expenses, assets and liabilities of the Company and the Schools; provided, however, that any unaudited statements are subject to year-end adjustments and lack footnotes and other presentation items. Except as provided in Schedule
                                                                   --------
5.11(C), the Company is not required to provide any letters of credit,
-------
guarantees or other financial security arrangements in connection with any transactions, approvals or licenses of the Schools. The Company has no indebtedness, liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, other than:

          (1) those set forth or reserved against in the balance sheet of the Company as of December 31, 2001, to the extent set forth, reserved against or disclosed;

          (2) those incurred since December 31, 2001 in the ordinary course of business of the Company and consistent in nature with past practice, and the aggregate amount of which has not increased by more than $30,000; and

          (3) those described in the Schedules attached hereto.

To the knowledge of the Sellers, there exists no condition relating directly to the Company, or to any of the Schools individually, whether absolute, accrued, contingent or otherwise, which could reasonably be anticipated to have a material adverse effect on the properties, business, assets, results of operations or condition (financial or otherwise) of the Company, or to any of the Schools individually, or which would prevent the operations of the Schools from being carried on in the future in materially the same manner as they are presently being conducted, other than as disclosed herein or in the Schedules hereto or which arises solely as a result of general industry conditions (including regulatory conditions).

     5.12 Receivables. The accounts receivable of the Company, except to the extent of the allowance for doubtful accounts set forth in the Financial Statements, are bona fide receivables, arose out of arms' length transactions in the normal and usual practices of the Company are recorded correctly on the books and records of the Company, and the Company has no reason to believe that such accounts receivables will not be collected in full in the ordinary course of business within the ordinary time frame for such receivables consistent with historical practices of the Company. Such receivables are not subject to any defense, counterclaim or setoff or discounts or credits not reflected in the Financial Statements (other than tuition refund policies administered in accordance with all applicable legal requirements and the applicable Policy Guidelines, and as reflected in reserves or allowance for doubtful accounts shown on the Financial Statements), and (A) no facts or circumstances exist which would cause any of such accounts receivable to have to be written down or written off in excess of the allowance for doubtful accounts set forth in the Financial Statements, and (B) since the date of the Company's most recent unaudited Balance Sheet at December 31, 2001, the Company has not
discounted or sold such accounts receivable or any portion thereof (either to the debtor(s) or in connection with the sale of such receivables to a third party), except as disclosed on Schedule 5.12. As of the date hereof, the Company
                               -------------
has student receivables from active students with an aggregate value of not less than $645,000 with respect to the North Miami Beach/Hialeah campuses and $533,000 with respect to the Kendall campus, which amounts can be satisfied solely from sources other than federal student financial assistance administered under Title IV of the HEA. The accounting for such receivables is consistent with the Company's past accounting practices as reflected in the Financial Statements and Schedule 5.11(B).

     5.13 Inventories. The only inventories maintained by the Company in connection with the operation of the Schools consist of supplies used in the ordinary course of business of the Schools and are reflected on the Financial Statements as "inventories." Such supplies are reflected at cost (subject to the following sentence), are usable in the ordinary and regular course of business, are fit and sufficient for the purpose for which they were purchased, and, at the date of this Agreement, are in customary amounts appropriate to the Company's operations of the Schools. Subject to normal year-end adjustments reasonably consistent in type and amount with prior years, all excess or obsolete items have been written down to net realizable value or written off in accordance with GAAP.

     5.14 Litigation. Except as set forth in Schedule 5.14 attached hereto, (i)
                                             -------------
there are no actions, suits, proceedings, orders, investigations or claims pending or, to the knowledge of Sellers, threatened against or affecting the Company at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality or accrediting body pertaining to or affecting the Company or the Schools, (ii) Sellers and the Company have no knowledge that the Company or the Schools are the subject of any governmental investigations or inquiries (including inquiries as to the qualification to hold or receive any of the Licenses and Permits with respect to the Schools) and (iii) to the knowledge of the Seller, there is no reasonable basis for any of the foregoing.

     5.15 Insurance. Schedule 5.15 attached hereto sets forth the insurance
                     -------------
coverages maintained by the Company on the Facilities and the operations of the Schools, including all policies or binders of fire, extended coverage, general and vehicular, fidelity and fiduciary liability, workers' compensation, key-man life and other insurance held by the Company and all binders for insurance to be purchased on or before Closing, in order to replace policies expiring prior to the Closing or otherwise. Such policies and binders are in full force and effect, and there is no breach or default with respect to any provision contained in any such policy or binder, and all premiums, to the extent due and payable, have been paid or the liability therefor properly accrued. There are no claims pending or threatened by the Company under any of said policies pertaining to the Schools or disputes with underwriters regarding coverage under such policies pertaining to the Schools. Except as set forth on Schedule 5.15,
                                                                -------------
neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated hereby, will result in the loss to the Company of any of the insurance policies listed or impair the rights of the Company with respect to liabilities arising in connection with the operation of the Schools prior to the Closing. Within the five years prior to the date hereof, the Company has not been denied insurance or been offered insurance only at a commercially prohibitive premium.

     5.16 Environmental Matters. Except as set forth on Schedule 5.16, in
                                                        -------------
connection with the operations of the Schools, the Company has not generated, transported, stored, treated or disposed, nor has the Company allowed or arranged for any third persons to transport, store, treat or dispose, any hazardous substance to or at: (a) any location other than a site lawfully permitted to receive such hazardous substance for such purposes or (b) any location designated for remedial action pursuant to federal, state or local statute and relating to the environment or waste disposal; nor has the Company performed or arranged for or allowed by any method or procedure such transportation or disposal in contravention of any applicable laws or regulations or in any other manner which may result in liability for contamination or threat of contamination of the environment. Except as set forth on Schedule 5.16, the Company has not generated, used, handled, stored, treated,
   -------------
released, discharged or spilled or disposed of any hazardous substance, and, to the knowledge of the Sellers, no such action has occurred or is occurring at the Facilities or any other facilities or properties owned or operated by the Company in connection with its operation of the Schools. The Company has not received written notification, nor is it aware of, any past or present failure by the Company to comply with any environmental laws, regulations, permits, franchises, licenses or orders applicable to the Schools or its operations. The Company has not received written notification, nor is it aware of, any past or present failure to comply with any environmental laws, regulations, permits, franchises, licenses or orders applicable to its operations of the Schools which may result in judicial, regulatory or other legal proceedings having a material adverse impact on the operations of the Schools or result in the imposition of any material lien, claim, assessment or other encumbrance against the assets of the Company. To the knowledge of the Company, the Facilities do not contain asbestos or polychlorinated biphenyls or any underground storage tanks.

     5.17 Employee Benefit Plans. Schedule 5.17 attached hereto sets forth a
                                  -------------
complete accurate and detailed list of all of the Company's employee welfare and benefit plans ("Plans"). Except as set forth on Schedule 5.17, the Company has
                                                -------------
never sponsored, administered or contributed to any employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is subject to Title IV of ERISA. There are no accrued liabilities under any Plans, programs or practices maintained on behalf of the employees of the Company which are not provided for on its books or in the Financial Statements or which have not been fully provided for by contributions to such Plans, programs or practices. As of the date hereof and as of the Closing Date, the Company does not and will not maintain any employee welfare benefit plans, as defined in Section 3(1) of ERISA, which provide post-retirement benefits to former employees of the Schools and to current employees of the Company after their termination of employment (including, without limitation, medical and life insurance benefits), other than as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and interpreted by regulations thereunder ("COBRA").

     5.18 Employment Matters. The Company is in material compliance with all applicable federal, state and local laws, rules and regulations affecting employment and employment practices with respect to the Company, including terms and conditions of employment, employment discrimination and harassment and wages and hours, and the Company is not engaged in any unfair or unlawful labor or employment practices with respect to its employees; to the knowledge of Sellers, there are no complaints against the Company pending before the National Labor Relations Board, the Equal Employment Opportunities Commission or any similar state or local labor agency; there are no labor strikes, slow-downs or stoppages or other labor troubles pending or, to the knowledge of Sellers, threatened with respect to any employees of the Company; to the knowledge of Sellers, no labor organization activities have occurred with respect to employees of the Company during the past three years; there are no collective bargaining agreements binding on the Company; no material grievances have been asserted against the Company by or with respect to its employees; and the Company has not experienced any work stoppage by its employees during the last three (3) years.

     5.19 Tax Matters. Except as disclosed on Schedule 5.19, the Company has
                                              -------------
completed and filed on or before the due dates thereof or within applicable extension periods all returns for Taxes required to be filed with respect to the operations of the Company and the Schools, and such returns are true and correct in all material respects. The Company has paid all Taxes shown to be due and payable on such returns and will pay all Taxes to the extent such Taxes become due and payable with respect to any taxable period on or prior to the Closing Date. Neither the Company nor Sellers are a party to, nor expected to become a party to, any pending action or proceeding, assessment or collection of Taxes by any governmental authority relating to the operations of the Schools, and, to the knowledge of Sellers, no such action has been threatened by any governmental authority. The term "Taxes" shall mean any tax (including, without limitation, any income tax, capital gain tax, franchise tax, value-added tax, sales tax, property tax, use tax, gift tax, payroll tax or estate tax), estimated tax payment, levy, assessment, tariff, duty, (including any custom duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any governmental body or quasi-governmental body (including, without limitation, accrediting agencies with respect to the Schools) or payable pursuant to any tax-sharing agreement or any other contract related to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

     5.20 Brokers or Finders. Except as set forth on Schedule 5.20, no agent,
                                                     -------------
broker, investment banker or other firm or person retained by Sellers or the Company is or will be entitled to any broker's or finder's fee or any similar commission or fee in connection with any of the transactions contemplated by this Agreement. Sellers agree that they shall be solely responsible for the fees and/or commissions of any broker or finder disclosed on Schedule 5.20.
                                                        -------------

     5.21 Absence of Certain Changes. Except as contemplated by this Agreement or as set forth on Schedule 5.21 attached hereto, since December 31, 2001, there
                   -------------
has not been, occurred or arisen with respect to the Company:

          (1) any sale, lease, transfer, abandonment or other disposition of any right, title or interest in or to any of the properties or assets of the Company (tangible or intangible) except in the ordinary course of business;

          (2) (i) any approval or action to put into effect any increase in any compensation or benefits payable to any employee, agent or officer of the Company or any payment, grant or accrual to or for the benefit of any such employee, agent or officer of any bonus, service award, percentage compensation or other benefit (other than such changes or increases effected in the ordinary course of business and in amounts not greater than five percent (5%) of any such person's annual base compensation from the Company), (ii) any adoption or amendment of any Plans, or any severance agreement or employment contract to which any such employee, agent or officer of the Company is a party or (iii) any entering into of any employment, deferred compensation or other agreements with respect to bonuses, service awards, percentage compensation or other benefits with any such employee, agent or officer;

          (3) any material adverse change in the financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves or operations of the Company;

          (4) any damage, destruction or loss to any asset or property of the Company, in excess of $15,000 not covered by insurance;

          (5) any material adverse change in the business policies or practices of the Company or a material failure to operate the business of the Schools in the ordinary course with a view to (i) preserving such business intact,
     (ii) retaining the services of the present officers, employees and agents of the Company employed or providing services in connection with the operation of the Schools, and (iii) preserving the business relationships of the Company and the Schools with, and the goodwill of, students, sales representatives, suppliers, accrediting bodies, governmental authorities and others;

          (6) any agreement, whether in writing or otherwise, to take any action described in this Section 5.21; or

          (7) any withdrawal, revocation or denial of accreditation, or order to show cause why accreditation should not be revoked, or any revocation, termination or denial of license to operate, or any termination or suspension of eligibility to participate in the federal student financial aid programs authorized by Title IV, for the Schools, or any program offered by the Schools.

     5.22 Delivery of Documents. True, correct and complete copies of all documents, instruments, agreements and records of the Company, to the extent they exist, relating to (i) the representations and warranties of Sellers and the Company contained in this Agreement, and/or (ii) the operation of the Schools have been delivered or made available to Buyer.

     5.23 Program Revenues. For each of the Company's fiscal years ending on or before December 31, 1999, 1998, 1997 and 1996, none of the Schools having a separate OPEID number (calculated together with such School's branch campuses, if any) have received greater than eighty-five percent (85%) of such School's respective revenues from programs authorized by Title IV, and for each of the Company's fiscal years ending after December 31, 1998, no greater than ninety percent (90%) of such School's respective revenues from programs authorized by Title IV and each of the Schools having a separate OPEID number (calculated together with such School's branch campuses, if any) satisfies the requirements regarding Title IV program funds established by the DOE as set forth at 34 C.F.R. (S)600.5. The attached Schedule 5.23 contains a correct statement, for
                              -------------
each of the Company's past five (5) complete fiscal years and for the seven (7) month period ended January 31, 2002, of the percentage of revenue from such federal funding sources, calculated in accordance with applicable DOE regulations, for each of the Company's Schools having a separate OPEID number (calculated together with such School's branch campuses, if any).

     5.24 Accrediting Body and Governmental Approvals. There exist no facts or circumstances attributable to the Company or the Schools that would reasonably cause the DOE, or any other governmental authority or accrediting body (including without limitation the State of Florida, ABHES and CAAHEP) whose authorization, consent or similar approval is required for the consummation of the transactions contemplated by this Agreement or the operation of the Schools after the Closing Date, to lawfully or rightfully refuse to deliver such authorization, consent or similar approval in accordance with the laws, regulations and guidance applicable to such governmental authority or accrediting body; provided, however, that the Sellers are making no
                  -----------------
representation regarding the issuance of the Non-Voting Stock immediately prior to the Closing as contemplated in the Background section of this Agreement, including, without limitation, whether such issuance would require its own approval of a change of ownership or violate any applicable DOE rules or regulations.

     5.25 Capitalization, Ownership of the Shares and Voting Rights. (A) As of the date hereof, the authorized capital of the Company consists of (i) five hundred (500) shares of Common

Stock, of which 39 shares are issued and outstanding, and (ii) one hundred (100) shares of preferred stock, par value $1.00 per share, of which no shares are issued and outstanding. The Voting Shares are, and the Non-Voting Shares will be, duly and validly authorized and issued, fully paid and nonassessable, and were not and shall not be issued in violation of the terms of any agreement or other understanding, and were not and shall not be issued in violation of any applicable laws, including, without limitation, all applicable federal and state securities or "blue sky" laws and regulations. As of the Closing Date, the Shares shall constitute the only issued and outstanding shares of capital stock of the Company. After giving effect to the issuance of the Non-Voting Shares, the applicable Sellers will own the Shares set forth next to such Seller's name on Schedule 1-A of record and beneficially, free and clear of any liens, trusts
   ------------
(constructive and other), equities, claims, marital rights, encumbrances or other rights in favor of any third party.

     (B) As of the Closing Date (after giving effect to the amendment of the Company's certificate of incorporation and the issuance of the Non-Voting Shares), the authorized, issued and outstanding capital stock of the Company will be as set forth on Schedule 1-A. There are no outstanding options,
                        ------------
warrants, rights (including conversion, subscription or preemptive rights) or agreements, commitments or letters of intent for the purchase or acquisition from the Sellers or the Company of any shares of the Company's capital stock (including, without limitation, the Shares); except as contemplated by this Agreement regarding the amendment of the Company's certificate of incorporation and the issuance of the Non-Voting Shares to the Key Employees. Neither the Sellers nor the Company is a party or subject to any agreement or understanding which affects or relates to the voting or giving of written consents with respect to any security of the Company. The Company owns all outstanding shares of capital stock of Ward Stone of record and beneficially, free and clear of any liens, trusts (constructive and other), equities, claims, marital rights, encumbrances or other rights in favor of any third party.

     (C) Except as explicitly set forth on the Schedules hereto, on the Closing Date, all consents, approvals, authorizations and orders necessary for the sale and delivery of the Shares to be sold by Sellers hereunder will have been obtained, and Sellers will have full right, power, authority and capacity to sell, assign, transfer and deliver the Shares pursuant to this Agreement. Upon delivery of the Shares by Sellers hereunder and payment of the consideration therefor pursuant to this Agreement, good and valid title to the Shares, free and clear of any and all liens, trusts (constructive and other), equities, claims, marital rights or other encumbrances, will pass to Buyer.

                                   ARTICLE VI
                     REPRESENTATIONS AND WARRANTIES OF BUYER

     As a material inducement to Sellers to enter into this Agreement and to sell the Shares, Buyer hereby represents and warrants that:

     6.1 Organization and Corporate Power. Each of Rhodes and Corinthian is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, the jurisdiction in which each is incorporated. Each of Rhodes and Corinthian has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereunder.

     6.2 Capacity; Authorization; Binding Effect. Each of Corinthian and Rhodes has the corporate power, legal capacity and authority to execute, deliver and perform this Agreement and each other document being executed in connection herewith to which it is a party. All corporate and other proceedings required to be taken by or on the part of Corinthian and Rhodes to authorize each of them to enter into and carry out this Agreement and the related documents contemplated herein, have been duly and properly taken. This Agreement has been duly executed and delivered by each of Corinthian and Rhodes and constitutes the valid and binding obligations of such entity, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

     6.3 No Conflicts. The execution, delivery and performance of this Agreement and each other document being executed by Corinthian and/or Rhodes in connection herewith, and the consummation by Corinthian and/or Rhodes of the transactions contemplated hereby and thereby will not: (a) violate any provisions of law applicable to such entity; (b) with or without the giving of notice or the passage of time, or both, conflict with or result in the breach of any provision of the articles of incorporation or bylaws of such entity (as heretofore amended), any instrument, license, agreement or commitment to which such entity is a party or by which any of its assets or properties is bound; (c) constitute a violation of any order, judgment or decree to which such entity is a party or by which any of its assets or properties is bound; or (d) require any approval of, or filing or registration with, any governmental entity or regulatory authority other than those set forth or described on Schedule 5.4 attached
                                                     ------------
hereto or Schedule 6.3 attached hereto.
          ------------

     6.4 Brokers or Finders. Buyer represents that no agent, broker, investment banker or other firm or person retained by Buyer is entitled to any broker's or finder's fee or any similar commission or fee in connection with any of the transactions contemplated by this Agreement. Buyer agrees that it shall be solely responsible for the fees and/or commission of any broker or finder representing Buyer in connection with any of the transactions contemplated by this Agreement.

     6.5 Accrediting Body and Governmental Approvals. To the knowledge of Buyer, there exist no facts or circumstances attributable to Buyer that would reasonably cause the DOE, or any other governmental authority or accrediting body (including without limitation the State of Florida, ABHES and CAAHEP) whose authorization, consent or similar approval is required for the consummation of the transactions contemplated by this Agreement or the operation of the Schools after the Closing Date, to lawfully or rightfully refuse to deliver such authorization, consent or similar approval in accordance with the laws, regulations and guidance applicable to such governmental authority or accrediting body.

     6.6 Availability of Funds. Buyer has available and will have available on the Closing Date sufficient funds to enable Buyer to consummate the transactions contemplated by this Agreement.

     6.7 Absence of Proceedings. No action or proceeding has been instituted against Buyer, or, to the knowledge of Buyer, threatened against Buyer, before any court or other governmental or accreditation body seeking to restrain or prohibit the execution or delivery by Buyer of this Agreement or the consummation by Buyer of the transactions contemplated hereby or thereby.

     6.8 Investment; Accredited Investor Status of Buyer. Buyer is acquiring the Shares solely for the purposes of an investment and is not acquiring the shares with a view to, or for offer for sale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Each of Corinthian and Rhodes represents that it is an "Accredited Investor," as such term is defined under Rule 501 promulgated under the Securities Act of 1933, as amended.

                                   ARTICLE VII
                           COVENANTS AND OTHER MATTERS

     7.1 Covenants of Sellers and the Company Prior to the Closing. Sellers and the Company covenant and agree with Buyer that, from and after the date hereof and until the earlier of the Closing Date or the termination of this Agreement pursuant to Article IV hereof, Sellers and the Company (i) shall use reasonable effort to fulfill or satisfy, or cause to be fulfilled or satisfied, all of the conditions precedent to Buyer's obligations to consummate and complete the transactions provided herein and to take all other steps and do all other things required to consummate this Agreement in accordance with its terms, (ii) shall not interfere with the performance by Buyer of its obligations under this Agreement, (iii) shall not fail to pay or properly accrue any Taxes, assessments, governmental charges or levies imposed upon the Company or its income, profits or assets or otherwise required to be paid or accrued by it (other than the Aggregate Withholding Amount, which Buyer shall cause the Company to pay to the appropriate taxing authorities following the Closing Date in accordance with Section 2.1(C) hereof), (iv) shall not make any capital expenditure for the Company in excess of $10,000 without Buyer's prior written consent, (v) without the prior written consent of Buyer, shall not engage in any sale or discount of the Company's accounts receivable (whether by discount to the debtors or by sale to any third party), (vi) shall promptly notify Buyer (A) of any notice from any governmental or regulatory agency or authority, (B) of any fact or circumstance which would make any representation or warranty set forth herein untrue or inaccurate as of the Closing Date, or (C) any planned or threatened labor dispute, organization efforts, strike or collective work stoppage affecting the employees of the Company, (vii) shall not take any action that would cause Buyer to be unable to obtain good and marketable title to the Shares at the Closing (including pledging any of such Shares as security for obligations of Sellers or the Company), (viii) shall operate the business in the ordinary course with a view to preserving the business, assets, and operations of the Company intact, and shall undertake no transactions other than in the ordinary course of business without the prior written consent of Buyer, (ix) subject to Schedule 5.21, shall not increase the compensation to officers or employees (other than increases in individual compensation consistent with the Company's past practice in timing, amount and justification), or make any extraordinary payments or bonuses to such persons, (x) shall not change or modifying any accounting practice or procedure, (xi) shall not, after April 1, 2002, without the prior written consent of Buyer (which consent shall not be unreasonably withheld so long as Buyer is reasonably satisfied that such actions will not materially adversely impact the Company's efforts to reach compliance with 34 C.F.R. (S)600.5 (the "90/10 Rule") by the end of the Company's fiscal year ending June 30, 2002), receive any funds disbursed under the PELL program administered by the DOE under Title IV, and (xii) shall not, after June 1, 2002, without the prior written consent of Buyer (which consent shall not be unreasonably withheld so long as Buyer is reasonably satisfied that such actions will not materially adversely impact the Company's efforts to reach compliance with 34 C.F.R. (S)600.5 (the "90/10 Rule") by the end of the Company's fiscal year ending June 30, 2002), receive or deposit any funds disbursed by the DOE under any guaranteed student loan programs administered under Title IV. Until the termination of this Agreement in accordance with Article IV hereof, Sellers and the Company will not directly or indirectly solicit, respond to or negotiate with or release any information relative to the Company or the Schools to any potential buyer other than Buyer.

     7.2 Covenants of Buyer Prior to the Closing. Buyer covenants and agrees with Sellers and the Company that from and after the date hereof and until the earlier of the Closing Date or the termination of this Agreement pursuant to
Article IV hereof, Buyer (i) shall use its best efforts to fulfill or satisfy, or to cause to be fulfilled or satisfied, all of the conditions precedent to Sellers' obligations to consummate and complete the sale provided herein and to take all other steps and do all other things reasonably required to consummate this Agreement in accordance with its terms and (ii) shall not interfere with the performance by the Company and Sellers of their respective obligations under this Agreement, and (iii) of any fact or circumstance which would make any representation or warranty of Buyer set forth herein untrue or inaccurate as of the Closing Date.

     7.3 Closing and Post-Closing Covenants.

         7.3.1 Further Assurances; Encumbrance Release. From time to time after the Closing, Sellers will execute and deliver such instruments of conveyance, sale or assignment as Buyer may reasonably request, to more effectively vest, confirm or evidence Buyer's title to or rights in the Shares and to otherwise carry out the purpose and intent of this Agreement. To the extent not delivered at or prior to the Closing Date, Sellers shall, at their sole cost and expense, obtain and deliver to Buyer as soon thereafter as possible the releases set forth in Section 3.2(10).

         7.3.2 Mutual Cooperation. The parties shall use reasonable efforts to cooperate fully with each other and with their respective counsel and accountants in connection with any steps required to be taken to consummate the transactions contemplated hereby and transition management of the Schools and ownership of the Company from Sellers to Buyer. Before and after the Closing, Sellers shall use their best efforts to assist Buyer and the Company in obtaining any required accreditation reasonably necessary for the Company's operation of the Schools after the Closing Date, including furnishing Buyer such information and assistance as Buyer may reasonably request in connection with its preparation of filings, submissions or accreditation applications to any governmental agency in connection with the transactions contemplated hereby. In addition to the foregoing, Buyer shall use its reasonable efforts to assist Sellers in obtaining any consents of landlords and other Persons party to the Material Contracts necessary or advisable in connection with the transactions contemplated by this Agreement, including, without limitation, by providing to such Persons such financial statements and other financial information with respect to Buyer as such Persons may reasonably request. Buyer shall reasonably assist Sellers in obtaining insurance (at Sellers' sole cost and expense) on the vehicles which are leased by the Company, the assignment and assumption of which to Sellers is covered in Section 3.2(12).

         7.3.3 Access to Employees. From and after the Closing, each of Buyer, Sellers and the Company (the "Requested Party") shall afford to the other parties hereto (the "Requesting Party"), its officers, counsel, accountants and other authorized representatives reasonable access to the Requested Party's employees who formerly were or currently are employed by the Requested Party, without cost to the Requesting Party (other than payment of out-of-pocket costs not including personnel costs) and as reasonably required by the Requesting Party in connection with (i) any claim, action, litigation or other proceeding involving Sellers, Buyer, the Company or the Schools, and (ii) the preparation of the Post-Closing Audit and the Company's student financial aid audit for periods prior to the Closing Date. Each party shall use its reasonable efforts to cause such employees to cooperate with and assist the Requesting Party in its prosecution or defense of such claims, actions, litigation and other proceedings, which cooperation shall include, without limitation, preparing and providing written and oral discovery and attending and testifying at depositions, hearings, motions and trials, all as necessary in the reasonable opinion of the Requesting Party or its counsel. Any such access shall take place only during normal business hours in such a manner as not to interfere unreasonably with the operation of the business of the other party.

         7.3.4 Certification. Prior to and after the Closing, Sellers, the Company and Buyer shall provide to the DOE and to all state regulatory agencies and accrediting bodies all information required or reasonably requested by any of them, and shall use their reasonable efforts to satisfy all requirements and demands of the DOE or any such agency or body requisite to obtaining certification of the Schools as eligible to participate in the Title IV programs after the Closing. Sellers shall cooperate with Buyer and the Company to ensure that a "materially complete application" (as defined by applicable regulations under Title IV, including, without limitation 34 CFR (S) 668.12) for recertification and provisional extension of certificate (the "Application") for the Schools is filed with the DOE no later than ten (10) business days following the Closing Date. For purposes of this Agreement, the items required for a materially complete application may include, without limitation, the following: (i) a copy of the Schools' state licenses or other equivalent document currently authorizing the Schools to provide a program of postsecondary education in the State of Florida;
(ii) copies of documentation from the Schools' accrediting agency demonstrating that the Schools currently are accredited and that the accrediting agency has approved or accredited all programs offered by the Schools; (iii) audited financial statements of the Company's two most recently completed fiscal years that are prepared in accordance with GAAP published by the Financial Accounting Standards Board and audited in accordance with GAGAS published by the Governmental Accounting Standards Board; and (iv) audited financial statements of the Buyer's two most recently completed fiscal years that are prepared in accordance with GAAP and audited in accordance with GAGAS, or acceptable equivalent information. Sellers shall further cooperate with Buyer to ensure that the following are filed with the DOE by the last day of the month following the month in which the Closing occurred: (i) a balance sheet showing the financial position of the Company and Schools, as of the date of the Closing Date, that is prepared in accordance with GAAP and audited in accordance with GAGAS; (ii) approval of the change of ownership from the State of Florida; (iii) approval of the change of ownership from the Schools' accrediting agency; and
(iv), if necessary, a default management plan. At Buyer's option, as soon as practicable after the date of this Agreement, Buyer, the Company and Sellers shall provide the DOE with all information necessary to obtain a pre-Closing review of the Application. If, on the basis of the pre-Closing submission to the DOE, Buyer determines or is informed that it will not be able to obtain certification of the Schools subsequent to the Closing at any time, in a timely manner, or without being subject to material adverse conditions, then notwithstanding any other provision hereof, Buyer may elect to terminate this Agreement pursuant to Section 4.1(4) of this Agreement. Buyer may withdraw its election if, subsequent to the giving of notice, Buyer is satisfied that the basis cited in the notice has been satisfactorily resolved. Buyer's determination, in its sole and absolute discretion, shall be dispositive.

     7.4 Taxes; Tax Returns.

         7.4.1 Sellers' Tax upon Sale of Shares. Sellers shall pay all Taxes that become payable directly as a result of the transfer of the Shares to Buyer.

         7.4.2 Tax Responsibility and Indemnification. Except for the Aggregate Withholding Amount, which Buyer shall cause the Company to pay to the appropriate taxing authorities following the Closing Date in accordance with
Section 2.1(C) hereof, Sellers shall be responsible for the payment to all appropriate taxing authorities of all Taxes of the Company with respect to any taxable period ending on or prior to the Closing Date (a "Pre-Closing Period") (without giving effect to any tax receivables that arise directly or indirectly from any income tax deduction associated with the accrual of obligations from the Company to the Key Employees in connection with the Change of Control Agreement and/or the satisfaction of such obligations by the delivery of the Non-Voting Shares to such Key Employees), and shall pay all Taxes with respect to which the Company is liable for any such period in one of the two following ways: (i) to the extent the Company has fully accrued for Taxes as of a Pre-Closing Period as a liability on its balance sheet as of the Closing Date; and (ii) to the extent the Company has not fully accrued for Taxes as a liability on its balance sheet as of the Closing date (including, but not limited to, such amounts of income tax as may be owed by Sellers with respect to the Company under any Subchapter S election), Sellers shall pay directly to the

Company the amount of all Taxes with respect to which the Company or any Seller is liable for any Pre-Closing Period, and Buyer will cause the Company to remit the amount thereof to the appropriate taxing authority.

         7.4.3 Responsibility for Filing Tax Returns. Buyer shall prepare or cause to be prepared and file or cause to be filed all Tax returns of the Company which are filed after the Closing Date. If any Tax return prepared and filed pursuant to this Section 7.4.3 reflects a Tax liability that could be imposed on Sellers pursuant to this Agreement, Buyer shall deliver such Tax return to Sellers for review and comment at least twenty (20) business days prior to the due date of such Tax return. If exceptions or objections are noted by Sellers with respect to any position taken by Buyer or the Company on such Tax return, Buyer and the Seller Representative (and/or any representative selected by Seller Representative) shall meet to resolve the dispute. If the dispute has not been resolved within ten (10) business days prior to the due date of such Tax return, then the disputed issues shall be submitted to one of the "Big Five" accounting firms with which neither the Seller Representative nor the Buyer has a prior relationship (also referred to herein as, the "Accountants") for resolution. If the disputed issues are submitted to the Accountants for resolution: (i) the Buyer and the Sellers will furnish to the Accountants such work papers and other documents and information relating to the disputed issues as the Accountants may reasonably request and are available to such party (or its accountants), and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants; (ii) the determination by the Accountants, as set forth in a written notice delivered to the parties within ten (10) business days following submission of the dispute to the Accountants, will be binding and conclusive on the parties; and (iii) Buyer, on the one hand, and Sellers, on the other hand, will each bear 50% of the fees of the Accountants for such determination; provided, however, that if either the Buyer, on the one
                        -----------------
hand, or the Sellers, on the other hand, is determined by the Accountants (which determination must be made if requested by either the Company or the Sellers) to be the substantially prevailing party (based on the difference between the position of such party as initially submitted to the Accountants and the Accountants' ultimate determination), then the losing party shall bear the substantially prevailing party's portion of the Accountants' fees (and shall promptly reimburse the substantially prevailing party for any such fees previously paid).

         7.4.4 Straddle Periods. In the case of any Taxable period of the Company that includes (but does not end on) the Closing Date (a "Straddle Period") and with respect to which a short period election is not permitted as described in Section 7.4.6 hereof, the amount of any Taxes for the Pre-Closing Period shall be determined based on an interim closing of the books as of the close of business on the Closing Date. In no event shall taxable income arising from events following the Closing Date be allocated to the Pre-Closing Period or income arising from events prior to the Closing Date be allocated to the post-Closing Date period.

         7.4.5 Carrybacks and Loss Carryforwards. If the Company is required to carry back any item of loss, deduction or credit that arises in any taxable period ending after the Closing Date to a Tax return of Sellers or the Company for any taxable period ending on or before the Closing Date, Buyer or the Company, as the case may be, will be entitled to an amount of cash from Sellers equal to the refund or credit of Taxes realized by Sellers as a result thereof. Following the Closing Date, the Company (for the benefit of Buyer) shall be entitled to all tax receivables that arise directly or indirectly from any income tax deduction associated with the accrual of obligations from the Company to the Key Employees in connection with the Change of Control Agreement and/or the satisfaction of such obligations by the delivery of the Non-Voting Shares to such Key Employees. Sellers shall not claim or be entitled to any deduction related to such obligations or the delivery of such Non-Voting Shares on tax returns of the Company for any Pre-Closing Period.

         7.4.6 Short Period Election. For purposes of this Agreement, if, for any federal, state or local income tax purpose, a taxable period of the Company does not terminate on the Closing Date, the Company shall, to the extent permitted by applicable law, elect with the relevant taxing authority to treat such taxable period for all purposes as a short taxable period ending as of
12.01 a.m. on the Closing Date, and such short taxable period shall be treated as a Pre-Closing Period for purposes of this Agreement.

         7.4.7 Contest. Sellers shall have the right, at Sellers' own expense, to control any audit or determination by any authority, initiate any claim for refund, amend any Tax return, or contest, resolve and defend against any assessment, notice of deficiency or other adjustment or proposed adjustment of income taxes for any Tax return for a Pre-Closing Period; provided, however,
                                                          -----------------
that Sellers shall not agree to any assessment, deficiency, settlement or other adjustment or proposed adjustment that would have an adverse effect on the Company without written consent of Buyer. Buyer shall have the right to review any such Tax return of the Company or to otherwise participate in such contest, at its expense, for any such taxable period, and provided, further, that Buyer
                                                 -----------------
shall have the right, at Buyer's own expense, to initiate any claim for refund or amend any Tax return to show tax receivables that arise directly or indirectly from any income tax deduction associated with the accrual of obligations from the Company to the Key Employees in connection with the Change of Control Agreement and/or the satisfaction of such obligations by the delivery of the Non-Voting Shares to such Key Employees.

         7.4.8 Assistance. After the Closing Date, Buyer, the Company and Sellers shall provide each other with such assistance as may be reasonably required in connection with the preparation of any income tax return, audit or other examination by any taxing authority, or any judicial or administrative proceeding relating to liability for Taxes of the Company. The party requesting assistance hereunder shall reimburse the other parties for reasonable out-of-pocket expenses incurred in providing such assistance. No party shall request an income tax audit of the Company.

     7.5 Administration in Accordance with Accreditations. From and after the date of this Agreement through the Closing Date, Sellers and the Company, at the Company's sole cost and expense, shall administer and operate the Schools in accordance with all applicable federal and state laws, statutes, rules and regulations and in accordance with all applicable permits, accreditations, authorizations and agreements issued by or entered into with any federal, state or local governmental or quasi-governmental entity in any way regulating or otherwise relating directly to the administration and operation of the Schools. Subject to the terms and provisions of this Agreement, Buyer, the Company and Sellers shall work together cooperatively and in good faith to obtain any and all approvals from the DOE, any state education regulatory authority and any other governmental or quasi-governmental entity that may be necessary or appropriate to vest in Buyer and the Company at the Closing the right and authority in all material respects to administer and operate the Schools following the Closing.

     7.6 Access and Maintenance of Records. From and after the Closing, each of Buyer, the Company and Sellers (the "Requested Party") shall afford to the other parties (the "Requesting Party"), its officers, counsel, accountants and other authorized representatives and regulatory authorities access to its properties, books and records, including those maintained by its accountants, at any time and from time to time upon reasonable notice from the Requesting Party, as reasonably required by the Requesting Party in connection with (i) performance by the Requesting Party of any of its obligations under the terms and conditions of this Agreement, (ii) any claim, action, litigation or other proceeding involving the Requesting Party or the Schools, (iii) the Requesting Party's preparation of its financial statements and Tax returns and student financial aid audits, and/or (iv) any other essential business purpose of the Requesting Party. In addition, the Requesting Party, at its expense, may make copies of any such records as may be necessary or appropriate for the Requesting Party's use. Each party shall maintain all such records in accordance with, and subject to all restrictions imposed by, all laws, rules, regulations and accrediting standards. Any such access shall take place only during normal business hours in such a manner as not to interfere unreasonably with the operation of the business of the other party.

     7.7 Advice of Changes. From and after the date hereof, up to and including the Closing Date, each of Buyer, the Company and Sellers shall promptly notify the other parties in writing of any event occurring subsequent to the date of this Agreement which would render any of its representations and warranties herein, if made on or as of the date of such event or as of the Closing Date, untrue or inaccurate. Such notification may take the form of a supplement (the "Supplementary Schedules") to the Schedules that are being delivered by such party as of the date of this Agreement; provided, however, that in no event
                                        -----------------
shall any information disclosed on the Supplementary Schedules be given effect for the purpose of satisfying the Condition to Closing set forth in Section 8.1(1) that "all representations and warranties of Sellers and the Company contained in this Agreement or in any certificate to Buyer pursuant hereto shall be accurate, complete, true and correct in all material respects as of the Closing Date with the same effect as though made at and as of the Closing Date"; provided, further, however, that any information disclosed in Supplementary
--------------------------
Schedules and referenced in a certificate shall be deemed to modify the certificate or schedule as of the date such Supplementary Schedule is delivered to Buyer in determining whether a representation or warranty has been breached as of a particular date for purposes of indemnity under Section 9.12 or 9.13. The Sellers and the Company shall promptly notify Buyer of the occurrence of any event, condition, or state of facts which is reasonably likely to have a material adverse impact on the business, operations or assets of the Company.

                                  ARTICLE VIII
                              CONDITIONS TO CLOSING

     8.1 Conditions Precedent to Obligations of Buyer. The obligation of Buyer to complete the purchase of the Shares as provided for herein is subject to the fulfillment or satisfaction on or before the Closing Date of each of the conditions set forth below, any of which may be waived by Buyer in writing.

          (1) All representations and warranties of Sellers and the Company contained in this Agreement or in any certificate to Buyer pursuant hereto shall be accurate, complete, true and correct in all material respects as of the Closing Date with the same effect as though made at and as of the Closing Date (and without giving effect to any disclosures made in the Supplementary Schedules), and Buyer shall have received a certificate signed by each of the Sellers and the Chief Executive Officer of the Company to such effect;

          (2) There shall have been no material adverse change in the condition (financial or otherwise), assets, liabilities (absolute, accrued, contingent or otherwise), prospects, earning power, commercial relationships, reserves, business or operations of the Company or any of the Schools, considered as a whole, from and after the date of this

     Agreement through the Closing Date, and Buyer shall have received a certificate signed by the Chief Executive Officer of the Company to such effect;

          (3) Sellers and the Company shall have performed all of the obligations, covenants and agreements contained in this Agreement to be performed by Sellers or the Company, as applicable, on or before the Closing Date, and Buyer shall have received a certificate signed by the Chief Executive Officer of the Company and each of the Sellers to such effect;

          (4) All instruments and documents required on the Company's and/or Sellers' part to effectuate and consummate the transactions contemplated hereby as of the Closing, including those described in Section 3.2, shall be delivered by Sellers and/or the Company, as applicable, and shall be in form and substance reasonably satisfactory to Buyer and its counsel;

          (5) No law or order shall have been enacted, entered, issued, promulgated or entered by any governmental entity which prohibits or restricts the transactions contemplated hereby, and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any court or governmental agency or other regulatory or administrative agency or commission, challenging any of the transactions contemplated by this Agreement or seeking monetary relief by reason of the consummation of such transactions;

          (6) The Company and Buyer shall have obtained all required regulatory approvals that are required to be obtained prior to Closing, including, but not limited to, all registrations, licenses, permits and approvals required by any governmental entity or agency or other regulatory body to operate the Schools in the State of Florida;

          (7) Buyer shall be reasonably satisfied that, with respect to all required regulatory approvals that are not capable of being obtained prior to Closing (including, without limitation, approval of the change of ownership by the DOE), Buyer will be able to obtain all such other required regulatory approvals within a reasonable time period after the Closing Date without material expense or undue burden (without in any way limiting the foregoing, Buyer or the Company shall not have received any communication from the DOE (written or oral) that any currently pending program reviews by the DOE at any of the Schools will impede or unreasonably delay approval of the change of ownership of the Schools by the DOE (if such communication is received, Buyer shall promptly inform the Company and the Company shall have an opportunity to respond to such communication));

          (8) Buyer shall not have received any communication (written or oral) from ABHES and CAAHEP indicating that required accreditation approvals for the Schools will not remain in good standing after the Closing Date (if such communication is received, Buyer shall promptly inform the Company and the Company shall have an opportunity to respond to such communication);

          (9) All third party consents identified on Schedule 5.9(A) (other than
                                                     ---------------
     the release for the Citicorp equipment lease, which the Company shall reasonably attempt to obtain, but which shall not be a condition to closing) required by the transactions contemplated hereby shall have been obtained;

          (10) Buyer shall have received from the landlords of the Facilities executed estoppel certificates; and

          (11) Buyer shall have received a legal opinion from counsel for Sellers and the Company covering the matters set forth in Exhibit D, in form and substance satisfactory to counsel for Buyer.

     8.2 Conditions Precedent to Obligations of Sellers and the Company. The obligation of Sellers and the Company to complete the sale of Shares as provided for herein are subject to the fulfillment or satisfaction on or before the Closing Date of each of the conditions set forth below, any of which may be waived by the Sellers in writing.

          (1) All representations and warranties of Buyer contained in this Agreement or in any certificate delivered to Sellers pursuant hereto shall be complete, true and correct in all material respects as of the Closing Date with the same effect as though made at and as of the Closing Date;

          (2) Buyer shall have performed all of the obligations, covenants and agreements contained in this Agreement to be performed by Buyer on or before the Closing Date;

          (3) All instruments and documents required on Buyer's part to effectuate and consummate the transactions contemplated hereby as of the Closing Date, including those described in Section 3.3, shall be delivered by Buyer and shall be in form and substance reasonably satisfactory to the Company and its counsel; and

          (4) No law or order shall have been enacted, entered, issued, promulgated or entered by any governmental entity which prohibits or restricts the transactions contemplated hereby, and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any court or governmental agency or other regulatory or administrative agency or commission, challenging any of the transactions contemplated by this Agreement or seeking monetary relief by reason of the consummation of such transactions.

          (5) Sellers shall have received from Buyer copies, certified by the Secretary of Buyer, of resolutions of the Board of Directors of Buyer authorizing the execution, delivery, and performance of this Agreement and all instruments and documents to be delivered in connection herewith and the transactions by Buyer contemplated hereby.

                                   ARTICLE IX
                                  MISCELLANEOUS

     9.1 Binding Effect. All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Neither this Agreement, nor the obligations of any party hereunder, shall be assignable or transferable by any such party without the prior written consent of all parties hereto, except that Buyer may assign its rights and obligations hereunder to an Affiliate. No assignment of any right or delegation of any duty shall relieve the assignor or delegator of any liabilities hereunder, except to the extent, if any, so provided in a writing signed by the obligee(s).

     9.2 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be given or made (a) by personal delivery, (b) by a nationally recognized courier service for overnight delivery, charges prepaid, or (c) by registered or certified mail, postage prepaid, return receipt requested, in each case addressed as follows:

         if to Buyer (and/or the Company following the Closing Date), at:

              Rhodes Colleges, Inc.
              Re: National School of Technology, Inc.,
              6 Hutton Centre Drive, Suite 400
              Santa Ana, California 92707
              Attention:  David Moore and Stan A. Mortensen, Esq.

         with each such notice to Buyer (and/or the Company following the Closing Date), a copy to:

              O'Melveny & Myers LLP
              610 Newport Center Drive, Suite 1700
              Newport Beach, California 92660
              Attention:  David A. Krinsky, Esq.
              Facsimile:  (949) 823-6994

         if to Sellers or the Seller Representative (and/or the Company prior to the Closing Date), at:

              Martin Knobel
              As a Seller and the Seller Representative
              Re: National School of Technology, Inc.,
              19150 NW 19th Street
              Pembroke Pines, FL 33029

              Rosa M. Iverson
              16445 Collins Avenue, Apt.#1522
              Sunny Isles Beach, FL 33160
              Fax: (305) 949-3502

              Dan Frazier
              2421 Center Gate Drive, Apt.#202
              Miramar, FL 33025

              Arthur Ortiz
              7115 NW 71st Manor
              Parkland, FL 33067
         with each such notice to Sellers (and/or the Company prior to the Closing Date), a copy to:

              David A. Edgar, Esq.
              Kirkpatrick & Lockhart LLP
              Henry W. Oliver Building
              535 Smithfield Street
              Pittsburgh, PA 15222-2312
              Facsimile: (412) 355-6501

or at such other place as the party to whom such notice or communication is to be addressed may have designated to the other parties by notice conforming to this Section 9.2. Notices shall be deemed effective and received (i) on the actual receipt in the case of hand delivery, (ii) on the next business day after deposit in the case of notices by nationally recognized overnight courier services, or (iii) on the third business day after the date of mailing in the manner set forth herein. As used herein, notice to a party shall include concurrent notice to that party's counsel as set forth herein.

     9.3 Entire Agreement. This Agreement and the documents referred to herein and to be delivered pursuant hereto constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations, representations, warranties and discussions of the parties, whether oral or written; and there are no warranties or representations, express or implied, or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein or therein. No amendment, supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     9.4 Nature and Survival of Representations. The representations, warranties, covenants and agreements contained in this Agreement, and all statements contained on any Schedule hereto or any certificate or financial statement delivered pursuant to this Agreement, shall be deemed to constitute representations, warranties, covenants and agreements of the respective party delivering the same. All such representations, warranties, covenants and agreements shall survive the Closing for a period of two (2) years following the Closing Date (after which no claim for indemnity pursuant to Sections 9.12, 9.13 and/or 9.14 may be made) (the "Indemnity Period"); provided, however, that the
                                                   -----------------
Indemnity Period shall be (A) three (3) months after expiration of the applicable federal and state statute of limitations with respect to any Losses that may be deemed to result from a breach of the representations or warranties set forth in Sections 5.14, 5.16, 5.17, 5.18 and 5.19, and (C) five (5) years with respect to any Losses that may be deemed to result from a breach of the representations or warranties set forth in Sections 5.1, 5.2, 5.3, 5.6, 5.7, 5.23, 5.25, 6.1, and 6.2. The representations and warranties set forth in Articles V and VI are cumulative, and any limitation or qualification set forth in any one representation and warranty therein shall not limit or qualify any other representation and warranty therein. After the Closing, the Company shall have no liability to Sellers for any breach of any representation or warranty made by Sellers or the Company to Buyer in this Agreement, in any certificate or document furnished pursuant hereto by Sellers or the Company.

     9.5 Public Announcements. Any public announcement or similar publicity with respect to this Agreement will be issued, if at all, at such time and in such manner as Buyer and the Company shall mutually determine; provided, however,
                                                          -----------------
that Buyer may make such disclosures and filings regarding this Agreement and the transactions contemplated hereby as are required or advisable, in the opinion of its counsel, by applicable securities laws and/or exchange rules and regulations without seeking the consent of Sellers or the Company (provided that Buyer shall use reasonable efforts to advise the Seller Representative of such anticipated disclosures prior to the issuance thereof). Except as contemplated in the prior sentence, unless consented to by Buyer and Seller Representative in advance, prior to the Closing Date, Buyer and Sellers shall, and Sellers shall cause the Company to, keep this Agreement strictly confidential and may not make disclosure of this Agreement to any Person, other than the parties' respective directors, officers, employees, agents, advisors, representatives and accountants.

     9.6 Waiver. No waiver shall be deemed to have been made by any party of any of its rights hereunder unless the same shall be in writing and shall be signed by the waiving party. Such a waiver, if any, shall be a waiver only in respect to the specific instance involved and shall in no way impair the rights of the waiving party or the obligations of any other party in any other respect at any other time.

     9.7 Governing Law. This Agreement shall be construed and interpreted according to the substantive laws of the State of Florida without giving effect to the principles of conflicts of law thereof.

     9.8 Headings. The headings of the articles and sections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

     9.9 Counterparts. This Agreement may be executed and delivered by the parties in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     9.10 Severability. In the event that any one or more terms or provisions hereof shall be held void or unenforceable by any court or arbitrator, all remaining terms and provisions hereof shall remain in full force and effect.

     9.11 Time is of the Essence. Sellers and Buyer agree that time is of the essence in connection with the implementation and performance by the parties of all terms, conditions and obligations of this Agreement.

     9.12 Indemnification by Sellers and, Prior to the Closing, the Company.

          (a) Sellers and, prior to the Closing, the Company, jointly and severally, hereby agree to indemnify, defend and hold harmless Rhodes and Corinthian, their Affiliates and, after the Closing, the Company, and their respective officers, directors, employees, agents, successors and assigns (collectively, the "Buyer Indemnitees", and each individually, a "Buyer Indemnitee") from and against any and all claims, actions, judgments, liabilities, obligations, losses, costs, expenses (including, without limitation, interest, penalties and reasonable attorneys' fees, expert witness fees and all other expenses incurred in investigating, preparing or defending any litigation or proceeding, commenced or threatened), fines, or damages of any kind or nature (collectively "Losses") incurred by any Buyer Indemnitee, as a result of, or based upon or arising out of:

              (1) any breach of, or any inaccuracy or misrepresentation in, any of the representations or warranties made by Sellers or the Company in this Agreement or any certificate delivered pursuant to Article III of this Agreement (any information disclosed in Supplementary Schedules and referenced in a certificate shall be deemed to modify the certificate or schedule as of the date such Supplementary Schedule is delivered to Buyer in determining whether a representation or warranty has been breached as of a particular date);

              (2) any breach of or violation by Sellers or the Company of any of the covenants made by Sellers and/or the Company in this Agreement;

              (3) any Tax payable by the Company or by or on behalf of Sellers, or any of Sellers' Affiliates, or the Company, for any taxable period ending on or prior to the Closing Date, except to the extent that any such Tax has been fully accrued as a liability on the balance sheet of the Company as of the Closing Date (without giving effect to any tax receivables that arise directly or indirectly from any income tax deduction associated with the accrual of obligations from the Company to the Key Employees in connection with the Change of Control Agreement and/or the satisfaction of such obligations by the delivery of the Non-Voting Shares to such Key Employees);

              (4) any actual or threatened claim, suit, action or proceeding arising out of or resulting from the conduct by the Company of its business or operations on or before the Closing Date (except for failure of the Company after the Closing Date to pay any accounts payable which are fully accrued and reserved for on the Final Closing Balance Sheet), including, without limitation, any actions taken by the Company prior to the Closing Date with respect to employees of the Company as of, or at any time prior to, the Closing Date, including, without limitation, any liability for failure to comply with the Worker Adjustment and Retraining Notification Act (the "WARN Act");

              (5) any of the matters disclosed on Schedule 5.14 (including
                                                  -------------
     matters incorporated by reference into Schedule 5.14 from other schedules,
                                            -------------
     including, without limitation, Schedules 5.5 and 5.5(C)), Schedule 5.19,
                                    ------------------------   -------------
     Schedule 5.20, and Schedule 1 and Schedule 1-A;
     -------------                     ------------

              (6) any determination by the DOE or any accrediting agency that the Company and/or the Schools have not demonstrated compliance with 34 CFR
     668.15 (Factors of Financial Responsibility) and 34 CFR 668.16 (Standards of Administrative Capability) as of the relevant dates and for the relevant time periods prior to the Closing Date;

              (7) Any determination by the Internal Revenue Service or any other applicable taxing authority that the issuance of the Non-Voting Shares by the Company to the Key Employees in satisfaction of all obligations of the Company to such Key Employees pursuant to the Change of Control Agreement (and the accrual of any and all liabilities of the Company with respect thereto) constitutes "excess parachute payments" under Section 280G of the Internal Revenue Code of 1986, as amended, including, without limitation, any loss of deduction of compensation expense for purposes of calculating and filing the Company's income tax return on Form 1120, and paying the Tax with respect thereto, provided that such loss of deduction of compensation expense results directly from the determination by the Internal Revenue Service or any other applicable taxing authority that such issuance of the Non-Voting Shares (and/or the accrual of any and all liabilities of the Company with respect thereto) constitutes "excess parachute payments" as described in this Section 9.12(a)(7); and

              (8) the use by the Sellers of any automobiles previously leased by the Company for the benefit of such Sellers prior to the Closing Date.

          (b) The Sellers' and, prior to the Closing, the Company's, obligation to indemnify the Buyer Indemnitees and the Company pursuant to Section 9.12(a) is expressly subject to the following limitations:

              (i) Sellers shall be obligated to indemnify the Buyer Indemnitees only for those claims giving rise to Losses as to which a Buyer Indemnitee has given Sellers written notice prior to the end of the applicable Indemnity Period as set forth in Section 9.4.

              (ii) no indemnification shall be made under Section 9.12(a)(1),
     Section 9.12(a)(2) (solely with respect to any breach by Sellers of their obligations under Section 7.1(vi)(B)), Section 9.12(a)(4) or Section 9.12(a)(5) (solely with respect to Sellers' indemnification of matters disclosed on Schedule 5.14 (including matters incorporated by reference
                  -------------
     into Schedule 5.14 from other schedules, including, without limitation,
          -------------
     Schedules 5.5 and 5.5(C))) unless the aggregate amount of Losses actually
     ------------------------
     incurred by the Buyer Indemnitees equals or exceeds $200,000 (the "Threshold Amount"); provided, however, that if the Buyer Indemnitees'
                          -----------------
     Losses equal or exceed the Threshold Amount, then Sellers shall, jointly and severally, indemnify the Buyer Indemnitees for all such Losses in excess of One Hundred and Fifty Thousand Dollars ($150,000) (the "Deductible") without regard to the Threshold Amount; provided, further
                                                           -----------------
     however, that the Buyer Indemnitees shall have no right of indemnification
     -------
     pursuant to Section 9.12(a) with respect to any single Loss which is less than $3,500, and no such Loss shall be taken into account in determining whether or the extent to which the Threshold Amount or the Deductible has been exceeded; provided further, however, that the provisions of this
                    -------------------------
     Section 9.12(b)(ii) shall not apply to any breach by Sellers or the Company of Sections 5.14, 5.20 and 5.25. Where any representation or warranty of the Company and/or the Sellers in this Agreement is qualified by term "material" or "materially", the presence or absence of such materiality shall have no effect whatsoever on the issue of whether the Threshold Amount has been met or exceeded so long as the Loss related to such breach equals or exceeds $3,500. For purposes of this Agreement, any breach of any representation or warranty in this Agreement which causes, or results in, a Loss to any Buyer Indemnitee equal to or exceeding $3,500 shall be deemed to be "material".

              (iii) the aggregate liability of the Sellers with respect to Losses incurred pursuant to Sections 9.12(a)(1) and 9.12(a)(2)shall in no event exceed Six Million Dollars ($6,000,000), and the aggregate liability of the Sellers with respect to Losses incurred pursuant to Sections 9.12(a)(3), 9.12(a)(4), 9.12(a)(5), and 9.12(a)(7) shall in no event exceed
     Seven Million Five Hundred Thousand Dollars ($7,500,000), and the aggregate liability of the Sellers with respect to Losses incurred pursuant to Sections 9.12(a)(6), 9.12(a)(8), shall in no event exceed Ten Million Dollars ($10,000,000).

              (iv) Except for Buyer's rights under federal and state securities laws, the indemnification provided in Section 9.12(a) shall be the sole and exclusive remedy available to the Buyer Indemnitees for any breach or inaccuracy of any representation or warranty set forth in this Agreement or any certificate delivered pursuant to Article III hereof or of any covenant made by Sellers set forth in this Agreement or with respect to the Company and the transactions contemplated by this Agreement.

              (v) The liability of each Seller under Section 9.12(a) shall be limited to, and in no event exceed, (A) the aggregate amount received by each such Seller in connection with the consummation of the transactions contemplated by this Agreement, minus



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


     (B) the amount of any Taxes actually withheld by the Buyer or the Company or paid (after giving effect to any refunds received) to any governmental authority by such Seller with respect to the amount received.

              (vi) The amount of any Losses for which Sellers are obligated to provide indemnification under Section 9.12(a) shall be net of any insurance proceeds (minus collection expenses incurred by Buyer in the pursuit of such insurance proceeds) actually received by the Buyer or the Company on account of such Loss. Nothing in this Section 9.12(b)(6) shall be deemed to obligate any person to maintain any insurance or to pursue any claim against any insurer or third party (other than to pursue claims against an insurer in a manner consistent with such person's customary practices).

          (c) The limitations set forth in Section 9.12(b) shall not apply to Losses of Buyer arising out of (i) fraud, or (ii) the breach of any representation or warranty contained herein if such representation or warranty was made with actual knowledge that it contained an untrue statement of material fact. Notwithstanding the foregoing and anything else in this Agreement to the contrary, in no event shall Sellers, or, prior to the Closing, the Company be liable, directly or indirectly, to any other party, including, without limitation, any Buyer Indemnitee, for punitive, or exemplary damages.

     9.13 Indemnification by Buyer. Buyer hereby agrees to indemnify, defend and hold harmless Sellers, and prior to the Closing, the Company, and their respective officers, directors, employees, agents, successors and assigns (each a "Seller Indemnitee" and collectively, the "Seller Indemnitees") from and against any Losses, as a result of, or based upon or arising out of the following:

          (1) any breach of, or any inaccuracy or misrepresentation in, any of the representations or warranties made by Buyer in this Agreement or any other agreement, statement or certificate delivered pursuant hereto (any information disclosed in Supplementary Schedules and referenced in a certificate shall be deemed to modify the certificate or schedule as of the date such Supplementary Schedule is delivered to Sellers by Buyer in determining whether a representation or warranty has been breached as of a particular date);

          (2) any breach of or violation by Buyer of any of the covenants made by Buyer in this Agreement

          (3) the conduct of the business of the Company after the Closing Date, including, without limitation, any actions taken by Buyer or the Company after the Closing Date with respect to employees of the Company as of the Closing Date, including, without limitation, any liability for failure to comply with the WARN Act;

          (4) any failure or delay by the Buyer to cause the Company to properly withhold and remit the Aggregate Withholding Amount to the applicable taxing authorities as set forth in Section 2.1(C) and

          (5) any actions, judgments, costs and expenses (including reasonable attorneys' fees, expert witness fees and all other expenses incurred in investigating, preparing or defending any litigation or proceeding, commenced or threatened) incident to any of the foregoing or the enforcement of this Section 9.13.

     Notwithstanding the foregoing and anything else in this Agreement to the contrary, in no event shall Buyer be liable, directly or indirectly, to any other party, including, without limitation, any Seller Indemnitee, for punitive, or exemplary damages.

     9.14 Indemnification of Third Party Claims; Right to Set-Off. (a) The provisions of this Section 9.14 shall govern any claim for indemnification of Buyer Indemnitees pursuant to Section 9.12, or Sellers Indemnitees pursuant to
Section 9.13 (each such party an "Indemnitee"), against the party agreeing to provide indemnification hereunder (the "Indemnitor"). The Indemnitee shall promptly give written notice hereunder to the Indemnitor, after obtaining notice of any claim as to which recovery may be sought against the Indemnitor because of the indemnity in Section 9.12 or 9.13, and, if such indemnity shall arise from the claim of a third party, the Indemnitee shall consent to the Indemnitor assuming the defense of any such claim; provided however, that the Indemnitee
                                        ----------------
shall not be required to permit the Indemnitor to assume the defense of any third party claim (x) which, if not first paid, discharged or otherwise complied with, would result in a material interruption or cessation of the conduct of the business of the Indemnitee, or (y) if the Indemnitee reasonably concludes after receiving the advice of counsel that there is reasonably likely to be a conflict of interest between the Indemnitor, on the one hand, and the Indemnitee, on the other hand, in the conduct of the defense of such action. Failure by the Indemnitor to notify the Indemnitee of its election to defend any such claim or action within 14 days of the date of notice from the Indemnitee shall be deemed to constitute its consent to the Indemnitee's assumption of such defense. If the Indemnitor assumes the defense of such claim or litigation resulting therefrom, the obligations of the Indemnitor hereunder as to such claim shall include taking all steps necessary in the defense or settlement of such claim or litigation resulting therefrom including the retention of counsel, which counsel must be to the Indemnitee's reasonable satisfaction, and holding the Indemnitee harmless from and against any and all Losses resulting from, arising out of, or incurred with respect to any settlement approved by the Indemnitor or any judgment in connection with such claim or litigation resulting therefrom. The Indemnitor shall not, in the defense of such claim or litigation, (i) consent to the entry of any judgment (other than a judgment of dismissal on the merits without costs) except with the written consent of the Indemnitee, which consent shall not be unreasonably withheld, or (ii) enter into any settlement (except with the written consent of the Indemnitee, which consent shall not be unreasonably withheld), unless the Indemnitee is released and held harmless from and against any and all Losses resulting from, arising out of or incurred with respect to such judgment or settlement. If the Indemnitor does not assume the defense of any such claim by a third party or litigation resulting therefrom, the Indemnitee may defend against such claim or litigation in such manner as it deems appropriate, and the Indemnitee may settle such claim or litigation on such terms as it may deem appropriate and the Indemnitor shall promptly reimburse the Indemnitee for the amount of such settlement and for all Losses incurred by the Indemnitee in connection with the defense against or settlement of such claim or litigation.

         (b) Upon notice to Sellers, Buyer is hereby authorized at any time, and from time to time, to set-off and/or apply any and all amounts owing by Buyer to Sellers, whether under this Agreement or otherwise and including, but not limited to, any amounts owed pursuant to the Escrow Agreement as part of the Deferred Payment, against any and all of the obligations of Sellers to Buyer hereunder, including without limitation Sellers' obligations pursuant to Section
9.12 hereunder.

     9.15 Dispute Resolution and Arbitration.

          9.15.1 Negotiation Between Parties. The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiation between executives who have authority to settle the controversy. Any party may give the other party written notice of any dispute not resolved in the normal course of business. Within 15 days after delivery of the


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


notice the receiving party shall submit to the other a written response. The notice and the response shall include (i) a statement of each party's position and a summary of arguments supporting that position, and (ii) the name and title of the executive who represents that party and of any other person who will accompany the executive. Within 10 days after delivery of the receiving party's response, the executives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. All reasonable requests for information made by one party to the other shall be honored. If the matter has not been resolved within 45 days of the disputing party's notice, or if the parties fail to meet within 10 days, either party may initiate arbitration of the controversy or claim as provided hereinafter. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of all applicable rules of evidence.

          9.15.2 Arbitration. Any dispute arising out of or relating to this Agreement or the breach, termination or the validity hereof, which has not been resolved by the nonbinding meet and confer provisions provided in Section 9.15.1 within 90 days of the initiation of such procedure, shall be settled by arbitration in accordance with the then-current Judicial Arbitration and Mediation Services (JAMS) rules for arbitration of business disputes by a sole arbitrator who shall be a former superior court or appellate court judge or justice with significant experience in resolving business disputes. If available, the arbitrator should have familiarity or experience in Title IV funding matters. The arbitration shall be governed by the rules of civil procedure in the jurisdiction in which such arbitration proceeding is initiated, and the parties intend this procedure to be specifically enforceable in accordance with such provisions. Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The place of arbitration shall be Miami-Dade County, Florida. The arbitrator may award equitable relief in those circumstances where monetary damages would be inadequate. The arbitrator shall be required to follow the applicable law as set forth in the governing law section of this Agreement.

     9.16 Third Party Beneficiaries. This Agreement shall be binding upon, be enforceable against, and inure to the benefit of the parties and their respective successors and permitted assigns; otherwise, this Agreement shall not, and shall not be deemed to, inure to the benefit of or be enforceable by any third party (except for the Escrow Agent, which shall be a third party beneficiary of Section 9.19 of this Agreement, as set forth in the Escrow Agreement).

     9.17 Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement shall bear its respective expenses incurred in connection with the negotiation, execution, delivery and performance of its obligations under this Agreement, including all fees and expenses of agents, representatives, counsel, and accountants; provided, however, that such expenses
                                           -----------------
incurred by the Company prior to Closing that remain outstanding as of the Closing Date shall be the sole responsibility of the Sellers and the Company shall have no liability therefor. In the event of termination of this Agreement, the obligation of each party to pay its own expenses shall be subject to any rights of such party arising from a breach of this Agreement by the other party (subject to the limitations set forth in Section 4.2). Sellers shall reimburse and indemnify the Company and Buyer from and against any and all fees and expenses of agents, representatives, counsel, and accountants incurred by the Company prior to the Closing Date that remain outstanding as of the Closing Date to the extent that such fees have not been fully accrued on the Closing Balance Sheet.

     9.18 Background and Schedules. The Background section of this Agreement and the Schedules attached hereto are incorporated herein and made a part of this Agreement.

     9.19 Seller Representative.



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


          (A) Sellers for themselves and their respective successors, assigns, heirs, executors and legal representatives hereby constitute and appoint, effective from and after the Closing Date, Mr. Knobel as the agent and representative (the "Seller Representative") of Sellers and their respective successors, assigns, heirs, executors and legal representatives to act as their agent and representative for all purposes under this Agreement. In the event of the death, resignation, incapacity or refusal to act of Mr. Knobel, Sellers hereby constitute and appoint Ms. Iverson as successor Seller Representative. In the event of the death, resignation, incapacity or refusal to act of Ms. Iverson, Sellers shall promptly designate another individual to act as their Seller Representative under this Agreement. Such further successor Seller Representative shall be designated by Sellers by an instrument in writing executed by Sellers who held immediately prior to the Closing Date hold a majority of the Shares and such appointment shall become effective as to the successor Seller Representative when such instrument shall have been delivered to any such proposed successor Seller Representative (and accepted in writing) and a copy thereof received by Buyer.

          (B) Sellers hereby authorize Seller Representative, on their behalf and in their name, without inquiry of and without additional approval from Sellers, to: (i) initiate legal suits or arbitration proceedings against Buyer in the name of and on behalf of Sellers; (ii) receive all notices or documents given or to be given to Sellers by Buyer pursuant hereto or in connection herewith and to receive and accept service of legal process in connection with any suit or proceeding against Sellers arising under this Agreement; (iii) engage counsel, accountants and other advisors on behalf of Sellers and incur such other reasonable expenses on behalf of Sellers in connection with this Agreement and the transactions contemplated hereby as Seller Representative may deem appropriate; (iv) give all notices hereunder to Buyer on behalf of all Sellers; (v) take such action on behalf of Sellers as Seller Representative may deem appropriate in respect of: (a) waiving any inaccuracies in the representations or warranties of Buyer contained in this Agreement or in any document delivered by Buyer pursuant hereto; (b) taking such other action as Sellers are authorized to take under this Agreement; (c) receiving all documents or certificates and making all determinations on behalf of Sellers required under this Agreement; (d) taking all such other action as Seller Representative may deem necessary or appropriate in connection with the administration of this Agreement and the transactions contemplated hereby; and (e) taking all such action as may be necessary after the Closing Date to carry out any of the transactions contemplated by this Agreement; and (vi) negotiate, compromise, settle and resolve on behalf of Sellers any claims against Buyer.

          (C) The appointment of Seller Representative hereunder is irrevocable (except as provided below) and unconditional and any action taken by Seller Representative pursuant to the authority granted in this Section 9.19 shall be effective and absolutely binding on Sellers notwithstanding any contrary action of, or direction from, the Sellers, except for actions taken by Seller Representative which are in bad faith, grossly negligent or unlawful, and subject in all events to the right of all Sellers to be treated on a pro rata basis.

          (D) The Seller Representative may resign at any time by given notice to Buyer and to the other Sellers, which resignation shall be effective upon the appointment and qualification of a successor and the acceptance of the appointment by such successor. Any Seller Representative may be discharged and replaced by another person to act as his or her successor for any reason or no reason by an instrument in writing signed by Sellers holding at least a majority of the Shares immediately prior to the Closing.

          (E) Buyer shall not be obliged to inquire into the authority of Seller Representative, and Buyer shall be fully protected in dealing with Seller Representative in good faith.

          (F) In performing any of Seller Representative's duties under this Agreement, Seller Representative shall not incur any liability to the other Sellers, except for liability caused by Seller Representative's bad faith, unlawful acts or gross negligence. Accordingly, Seller Representative shall not incur any such liability for (i) any action that is taken or omitted in good faith regarding any questions relating to the duties and responsibilities of Seller Representative under this Agreement, or (ii) any action taken or omitted to be taken in reliance upon any instrument that Seller Representative shall in good faith believe to be genuine, to have been signed or delivered by a proper person or persons and to conform with the provisions of this Agreement.

          (G) The Sellers shall, on a pro rata basis, indemnify, defend and hold harmless Seller Representative against, from and in respect of any Losses arising out of or resulting from the performance of Seller Representative's duties hereunder or in connection with this Agreement (except for Losses arising from the bad faith, gross negligence or unlawful acts of Seller Representative). In the event that any one or more Sellers are subjected to any Losses hereunder in an amount not pro rata with the other Sellers (in this clause (G), "other Sellers"), all of such other Sellers shall make contributions to such Sellers in such amounts and character so that after such contributions all Sellers bear pro rata burden for all Losses, except for Losses directly attributable to the bad faith, gross negligence or unlawful acts of any Seller, which Seller shall bear sole responsibility for such Losses. As used in this Agreement, "pro rata" shall mean pro rata among Sellers in proportion to their ownership of Shares as reflected on Schedule 1-A attached hereto.
             ------------

     9.20 Representation by Counsel. (A) EACH PARTY HERETO REPRESENTS AND AGREES WITH EACH OTHER THAT IT HAS BEEN REPRESENTED BY, OR HAD THE OPPORTUNITY TO BE REPRESENTED BY, INDEPENDENT COUNSEL OF ITS OWN CHOOSING, AND THAT IT HAS HAD THE FULL RIGHT AND OPPORTUNITY TO CONSULT WITH ITS RESPECTIVE ATTORNEY(S), THAT TO THE EXTENT, IF ANY, THAT IT DESIRED, IT AVAILED ITSELF OF THIS RIGHT AND OPPORTUNITY, THAT IT OR ITS AUTHORIZED OFFICERS (AS THE CASE MAY BE) HAVE CAREFULLY READ AND FULLY UNDERSTAND THIS AGREEMENT IN ITS ENTIRETY AND HAVE HAD IT FULLY EXPLAINED TO THEM BY SUCH PARTY'S RESPECTIVE COUNSEL, THAT EACH IS FULLY AWARE OF THE CONTENTS THEREOF AND ITS MEANING, INTENT AND LEGAL EFFECT, AND THAT IT OR ITS AUTHORIZED OFFICER (AS THE CASE MAY BE) IS COMPETENT TO EXECUTE THIS AGREEMENT AND HAS EXECUTED THIS AGREEMENT FREE FROM COERCION, DURESS OR UNDUE INFLUENCE. THIS AGREEMENT IS THE PRODUCT OF NEGOTIATIONS BETWEEN THE PARTIES HERETO REPRESENTED BY COUNSEL AND ANY RULES OF CONSTRUCTION RELATING TO INTERPRETATION AGAINST THE DRAFTER OF AN AGREEMENT SHALL NOT APPLY TO THIS AGREEMENT AND ARE EXPRESSLY WAIVED. THE PROVISIONS OF THIS AGREEMENT SHALL BE INTERPRETED IN A REASONABLE MANNER TO EFFECT THE INTENTIONS OF THE PARTIES TO THIS AGREEMENT.

          (B) EACH SELLER HAS BEEN ADVISED, AND UNDERSTANDS AND AGREES, THAT KIRKPATRICK & LOCKHART LLP REPRESENTS THE COMPANY IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND DOES NOT REPRESENT ANY INDIVIDUAL SELLER.

                         [SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Stock Purchase Agreement as of the date first above written.

                                            BUYER:

                                            CORINTHIAN COLLEGES, INC.,
                                            a Delaware corporation


                                            By: /s/ NOLAN A. MIURA
                                               ---------------------------------
                                               Name: Nolan A. Miura
                                                    ----------------------------
                                               Title: Vice President
                                                     ---------------------------

                                            RHODES COLLEGES, INC.,
                                            a Delaware corporation


                                            By: /s/ NOLAN A. MIURA
                                               ---------------------------------
                                               Name: Nolan A. Miura
                                                    ----------------------------
                                               Title: Vice President
                                                     ---------------------------

                                            THE COMPANY:

                                            NATIONAL SCHOOL OF TECHNOLOGY, INC.,
                                            a Florida corporation


                                            By: /s/ MARTIN KNOBEL
                                               ---------------------------------
                                               Name: Martin Knobel
                                                    ----------------------------
                                               Title: President
                                                     ---------------------------

                                            SELLERS:

                                            /s/ MARTIN KNOBEL
                                            ------------------------------------
                                            MARTIN KNOBEL

                                            /s/ ROSA M. IVERSON
                                            ------------------------------------
                                            ROSA M. IVERSON

                                            /s/ ARTHUR ORTIZ
                                            ------------------------------------
                                            ARTHUR ORTIZ

                                            /s/ DAN FRAZIER
                                            ------------------------------------
                                            DAN FRAZIER

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